UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Fulton Financial Corporation

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P.O. Box 4887
One Penn Square
Lancaster, Pennsylvania 17604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
TUESDAY, MAY 20, 2025 AT 10:00 A.M. EASTERN TIME

TO THE SHAREHOLDERS OF FULTON FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 2025 Annual Meeting (the “Annual Meeting”) of the shareholders of Fulton Financial Corporation (“Fulton”) will be held on Tuesday, May 20, 2025, at 10:00 a.m. eastern time, at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603, for the purpose of considering and voting upon the following matters:

•	ELECTION OF DIRECTORS. The election of 11 director nominees to serve for a one-year term;
•	ADVISORY VOTE ON EXECUTIVE COMPENSATION. A non-binding advisory proposal to approve the compensation of Fulton’s named executive officers; and
•	RATIFICATION OF INDEPENDENT AUDITOR. The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2025.

OTHER BUSINESS. Such other business as may properly be brought before the Annual Meeting and any adjournments thereof.

Only those shareholders of record at the close of business on March 3, 2025 will be entitled to be given notice of, to attend and to vote at, the Annual Meeting. Please take a moment to cast your vote online using your computer, by mobile device or by telephone in accordance with the instructions set forth on the enclosed proxy card. Alternatively, if you received a paper copy of this proxy statement (this “Proxy Statement”) and proxy card, then complete, sign and date the proxy card and return it in the postage-paid envelope. If you attend the Annual Meeting, you may vote during the meeting in person or online by using the control number that appears on your proxy card even if you previously voted.

Your vote is important. Voting online using your computer, by mobile device or by telephone prior to the Annual Meeting is fast and convenient, and your vote is immediately confirmed and tabulated. Your proxy is revocable and may be withdrawn at any time before it is voted at the Annual Meeting. You are cordially invited to attend the Annual Meeting on May 20, 2025 at 10:00 a.m. eastern time. If you plan on attending the Annual Meeting in person, then please see the instructions contained in this Proxy Statement.

A copy of Fulton’s 2024 Annual Report on Form 10-K (the “Annual Report”) accompanies this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2025. Our Proxy Statement and Annual Report are available online at www.proxyvote.com. We will mail to certain shareholders a Notice of Internet Availability of Proxy Materials which contains instructions on how to access these materials and vote online. We expect to mail this notice and to begin mailing our proxy materials on or about April 1, 2025.

Sincerely,

April 1, 2025	Natasha R. Luddington Senior Executive Vice President, Chief Legal Officer and Corporate Secretary

[This Page Intentionally Left Blank]

2025 Proxy Statement | i | Fulton Financial Corporation

2025 Proxy Statement | ii | Fulton Financial Corporation

2025 ANNUAL MEETING SUMMARY

This summary highlights information contained elsewhere in this proxy statement (this “Proxy Statement”) of Fulton Financial Corporation (“Fulton,” “we,” “our,” “us” or the “Company”). This summary provides an overview and is not intended to contain all the information that you should consider before voting. We encourage you to read this Proxy Statement for more detailed information prior to casting your vote.

When and Where	The 2025 Annual Meeting (the “Annual Meeting”) will be held at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603, on Tuesday, May 20, 2025, at 10:00 a.m. eastern time. Please refer to the “Date, Time and Place of the Annual Meeting” section of this Proxy Statement for more details about attending the Annual Meeting.
Matters to be Voted on and Vote Recommendations		Proposal	Board Recommendation	Page
	Proposal 1:	Election of Directors. The election of 11 director nominees to serve for a one-year term.	“FOR” each director nominee	5
	Proposal 2:	Advisory Vote on Executive Compensation. A non-binding advisory proposal to approve the compensation of Fulton’s named executive officers (“NEOs”).	“FOR” approval	31
	Proposal 3:	Ratification of Independent Auditor. The ratification of the appointment of KPMG LLP (“KPMG”) as Fulton’s independent auditor for the fiscal year ending December 31, 2025.	“FOR” ratification	67
How to Vote Your Shares
	You can vote your shares by visiting www.proxyvote.com.	Scan the following QR code with a mobile device.	You can vote your shares by calling 1-800-690-6903.	If you received a paper copy of this Proxy Statement, you can vote your shares by signing and returning your proxy card.
Electronic Delivery		If you would like to save paper and reduce the costs incurred by Fulton in printing and mailing proxy materials, you can consent to electronically receiving all future proxy statements, proxy cards and Annual Reports on Form 10-K. To sign up for electronic delivery, go to www.proxyvote.com and follow the instructions.

2025 Proxy Statement | 1 | Fulton Financial Corporation

OVERVIEW OF VOTING MATTERS

PROPOSAL 1

Election of Directors

The Fulton board of directors (the “Board”) approved the nomination of 11 director nominees for election to serve as directors of Fulton until the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) or until their successors are duly elected and qualified.

The Board unanimously recommends that shareholders vote “FOR” the election of each of the 11 director nominees.

The following table provides summary information regarding each director nominee. Additional details about each of the director nominees can be found beginning on page 9. Except for Mr. Shirk, each of the below director nominees is presently a Fulton director.

Director Nominee	Age	Fulton Director Since	Independent Director	Gender(1)	Demographic Background(2)	Committee Memberships
Jennifer Craighead Carey	56	2019	✓ (3)	F	AA	Executive Committee and Risk Committee(*)
Lisa Crutchfield	62	2014	✓	F	AA	Nominating and Corporate Governance Committee (the “NCG Committee”) and Human Resources Committee(**) (the “HR Committee”)
Denise L. Devine	69	2012	✓	F	C	Executive Committee(**), Audit Committee(*) and Risk Committee
George K. Martin	71	2021	✓	M	AA	Risk Committee and NCG Committee(**)
James R. Moxley III Lead Director	64	2015	✓	M	C	Executive Committee(*), Audit Committee and HR Committee
Curtis J. Myers Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”)	56	2019	-	M	C	Executive Committee and Risk Committee(†)
Antoinette M. Pergolin	61	2022	✓	F	C	Audit Committee(**) and Risk Committee
Michael F. Shirk	49	-	✓	M	C	Risk Committee(4)
Scott A. Snyder	59	2016	✓	M	C	Executive Committee, Risk Committee(**) and NCG Committee(*)
Ronald H. Spair	69	2015	✓	M	C	Executive Committee, Audit Committee and HR Committee(*)
E. Philip Wenger	67	2009	-	M	C	Risk Committee
(*)	Indicates committee chairperson
(**)	Indicates committee vice chairperson
(†)	Indicates ex-officio committee member
(1)	Gender – Male (M) or Female (F)
(2)	Demographic Background – African American (AA) or Caucasian (C)
(3)	Ms. Craighead Carey is an independent director for purposes of serving as a director and as a member of the committees on which she serves.
(4)	Mr. Shirk is currently a “non-voting” member of the joint Fulton and Fulton Bank, N.A. (“Fulton Bank”) Risk Committee. Mr. Shirk, if elected, will be appointed a voting member of the Risk Committee.

2025 Proxy Statement | 2 | Fulton Financial Corporation

Our Current Governance Best Practices

We are committed to maintaining strong corporate governance practices. The Board regularly reviews our governance policies and procedures to ensure compliance with laws, rules and regulations. We are also committed to operating with corporate social responsibility as a central tenet and continue to focus our attention on environmental, social and governance (“ESG”) principles. Additional details about our corporate governance practices and our efforts to be a solid corporate citizen are set forth on page 19, and certain of our best practices are highlighted below:

Best Practices Include:
Board Independence	Board Practices	Shareholders Rights	Shareholder Alignment

✓  Independent lead director (the “Lead Director”)

✓  Executive sessions chaired by the Lead Director

✓  Board and committee ability to hire outside advisers independent of management

✓  A majority of independent directors

✓  The HR, Audit, and NCG Committees are composed entirely of independent directors

✓  Annual Board and committee self-evaluations

✓  Risk oversight and strategic planning by the Board

✓  Independent directors evaluate CEO performance and CEO compensation

✓  Board has direct access to all of our senior executive officers

✓  Outside public board service limited to a total of four, including the Board

		✓ Annual election of directors ✓ Annual say-on-pay advisory vote	✓ Officer and director stock ownership guidelines ✓ Anti-hedging and anti-pledging policies ✓ Rigorous compensation clawback policies that exceed Nasdaq requirements

2025 Proxy Statement | 3 | Fulton Financial Corporation

PROPOSAL 2

Advisory Vote on Executive Compensation

Our advisory vote on executive compensation (otherwise known as “say-on-pay”) is held annually. This proposal provides our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of Fulton’s NEOs, including the compensation, discussion and analysis and accompanying compensation tables and narrative discussion (the “CD&A”). The Board believes that the compensation of our NEOs is appropriate and should be approved on an advisory basis by our shareholders.

As an advisory vote, this proposal is not binding upon the Board, the HR Committee or Fulton. The HR Committee, however, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs. The CD&A beginning on page 32 provides a more detailed description of Fulton’s compensation philosophy and practices.

The Board unanimously recommends that shareholders vote “FOR” the approval of the compensation paid to Fulton’s NEOs as disclosed in this Proxy Statement, including the CD&A, compensation tables and narrative discussion.

PROPOSAL 3

Ratification of Independent Auditor

As a matter of good corporate practice, we are seeking your ratification of the appointment of KPMG as our independent auditor for the fiscal year ending December 31, 2025. If our shareholders do not ratify the selection of KPMG, the Audit Committee may reconsider its selection.

For 2024, the total fees for services provided by KPMG, our current independent auditor, were $4,284,300, all of which represented audit fees, except for $66,500 in tax fees. Additional details about audit matters can be found beginning on page 67.

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of KPMG as Fulton’s independent auditor for the fiscal year ending December 31, 2025.

2025 Proxy Statement | 4 | Fulton Financial Corporation

PROPOSAL 1

Election of Directors

Director Nominees

The Board nominates the following 11 director nominees for election to the Board for a one-year term:

• Jennifer Craighead Carey	• Michael F. Shirk
• George K. Martin	• E. Philip Wenger
• Antoinette M. Pergolin	• Denise L. Devine
• Ronald H. Spair	• Curtis J. Myers
• Lisa Crutchfield	• Scott A. Snyder
• James R. Moxley III

Except for Mr. Shirk, each of the above director nominees is presently a Fulton director. The Board approved the nomination of the above individuals. The Board is currently comprised of 11 directors, all of whom also serve on the board of directors (the “Fulton Bank Board”) of Fulton’s banking subsidiary, Fulton Bank. Mr. Etter will not stand for re-election at the Annual Meeting as he reached Fulton’s mandatory retirement age. The Board would like to thank Mr. Etter for his service and valuable contributions to the Board.

If elected at the Annual Meeting, the Board has no reason to believe that any of the director nominees will be unable to accept nomination or serve as a director.

The Board unanimously recommends that shareholders vote “FOR” the election of each of the 11 director nominees.

Voting for Director Nominees

Vote Required

The 11 candidates receiving the highest number of votes cast at the Annual Meeting will be elected to the Board. Abstentions and broker non-votes will be counted as present at the Annual Meeting if such shares were voted on at least one non-procedural matter, but abstentions and broker non-votes will not be counted as votes cast in the election of directors.

Resignation Policy

In an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation. The NCG Committee will consider the tendered resignation and recommend to the Board whether to accept it. The Board will act on the NCG Committee’s recommendation within 90 days following certification of the shareholder vote. There is no cumulative voting for our directors.

Director Qualifications

Mix of Skills, Qualifications and Attributes

The Board believes that the 2025 director nominees provide Fulton with the right mix of skills and experience necessary for an effective Board. The NCG Committee reviews the composition of the Board on an annual basis to ensure that the Board reflects the appropriate balance of experience, skills and expertise. The Board believes different points of view brought through inclusive representation leads to better business performance, decision making and understanding of the needs of our clients, employees, shareholders, business partners and other stakeholders.

2025 Proxy Statement | 5 | Fulton Financial Corporation

Based on our business, the primary areas of experience, qualification and skills typically sought by the NCG Committee in director candidates, include but are not limited to, the following:

Financial Expertise	Risk Management

Qualified to serve as an “Audit Committee financial expert” or experience in financial management, capital allocation, accounting, financial reporting or audit processes. As a bank holding company with multiple business lines, it is important to have directors who understand financial audits and can oversee financial reporting.	Knowledge of, or experience with, key risk oversight or risk management functions, including data privacy and cybersecurity. Risk management is critical to achieving long-term success in our industry. As such, we need directors with experience in overseeing and understanding the dynamic risks we face.

Senior Leadership Experience	Legal/Governance Experience

Experience holding significant leadership positions, particularly as a chief executive officer or head of significant business line. It is important to have proven leaders on the Board who can oversee Fulton’s management and help us drive business strategy, growth and performance.	Knowledge of, or experience in, regulated industries or governmental organizations. These skills are important to the Board’s oversight of our highly regulated business.

Market Knowledge & Influence	Mergers/AcquisitionS Experience

Knowledge and influence in Fulton’s five-state footprint.	Experience with respect to mergers and acquisitions.

Banking Industry Experience	Public Company Board Experience

Experience with the banking or financial services industry.	Experience in public company governance, including corporate governance best practices and policies and managing relations with key stakeholders.

2025 Proxy Statement | 6 | Fulton Financial Corporation

HR/Compensation Experience	Marketing and Sales Experience

Knowledge of, or experience with, executive compensation and human capital resource management strategies and oversight. It is important to have individuals on the Board who can oversee our efforts to attract, motivate and retain key talent and provide valuable insight in determining the compensation of the CEO and other executive officers.	Experience in brand development, customer experience, marketing and sales.

Investment Experience	Public Company CEO Experience

Experience with public company investment policies, practices and activities.	Experience as a chief executive officer of a public company.

IT Experience (General, Fintech, Cyber, Digital)	Strategic Experience

Experience in the development and adoption of technology, information security and cybersecurity matters.	Experience with the oversight of public company strategic planning.

Additionally, the NCG Committee may consider other attributes relevant to our strategic growth and business needs including, but not limited to: (i) strong strategic, critical and innovative thinking, (ii) sound business judgment, (iii) high ethical standards, (iv) collegial spirit, (v) ability to debate and challenge constructively and (vi) availability and commitment to serve.

2025 Proxy Statement | 7 | Fulton Financial Corporation

Refreshment and Retention

The Board is committed to board refreshment. Pursuant to Fulton’s Bylaws, no person may be nominated for election to the Board if he or she will be 72 years old on or before the date of the annual meeting of shareholders at which he or she would stand for election. The NCG Committee believes there is a balance between seasoned directors with knowledge of Fulton and new directors who contribute fresh ideas, perspectives and viewpoints to the Board’s deliberations. The average tenure of our director nominees as of the date of this Proxy Statement is eight years. Our director nomination process reflects our continued growth and focus on having a Board composed of directors who contribute to the evolving needs of Fulton while maintaining the invaluable knowledge brought by more tenured directors.

Gender Diversity(1) 36.4%	Racial Diversity(1) 27.3%	Average Director Nominee Tenure(1) 8.0 Years

(1)	Except for Mr. Shirk, each of the director nominees is presently a Fulton director.

Selecting and Nominating Director Candidates

Fulton’s Corporate Governance Guidelines (the “Guidelines”) provide that the Board will be sufficient in size to achieve diversity in business experience, community service and other qualifications. The NCG Committee is responsible for carrying out the Board’s commitment to maintaining a balanced and diverse composition of well-qualified directors. The NCG Committee considers director nominees who are recommended by non-management directors, Fulton’s CEO, other senior officers and third parties. The NCG Committee identifies director nominee candidates and recommends such candidate’s nomination to the Board based on his or her ability to diversify and complement the Board’s existing strengths. Information on the experience, qualifications and attributes of Fulton’s director nominees is detailed under “Director Nominees” on page 9.

Our shareholders may propose director candidates for consideration by the NCG Committee by submitting the individual’s name and qualifications to the Chairman or Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604 in accordance with, and with such other information as may be required by, our Bylaws and the Guidelines. Our NCG Committee will consider all director candidates properly submitted by our shareholders and will utilize the same criteria as director candidates not proposed by shareholders.

2025 Proxy Statement | 8 | Fulton Financial Corporation

Director Nominees

The biographies of each of our director nominees are set forth below. Except for Mr. Shirk, each of the below director nominees is presently a Fulton director.

Jennifer Craighead Carey	Director Since: 2019 | Age: 56 | Independent Director
Committees: Risk (Chair) | Executive

Managing partner of Barley Snyder LLP (“Barley Snyder”) since January 2024. Partner at Barley Snyder since 2001 and chaired Barley Snyder’s Employment Law group from 2005 to 2019.

Other Directorships and Positions

•  Member, High Holdings Corporation Board of Directors (2021-present)

•  Member, High Industries Leadership Development & Compensation Committee (2023-present)

•  Member, Lancaster City Alliance (2019-present)

•  Member, Advisory Board for Millersville University’s College of Arts, Humanities and Social Sciences (2023-present)

•  Member, Fulton Bank Board (2012-present)

Directorship Qualification Highlights

Ms. Craighead Carey has extensive legal, risk management, and human capital experience. In addition, she is familiar with the markets in which Fulton operates.

Lisa Crutchfield	Director Since: 2014 | Age: 62 | Independent Director
Committees: HR (V-Chair) | NCG

Managing principal of Hudson Strategic Advisers, LLC, an economic analysis and strategic advisory firm, a consultancy practice she launched in 2012. Prior to launching this consultancy firm, Ms. Crutchfield served as Executive Vice President and Chief Regulatory, Risk and Compliance Officer for the U.K.-based National Grid plc, a global energy provider. Ms. Crutchfield has also served as an executive officer for PECO, an Exelon Company, TIAA-CREF, and Duke Energy Corporation.

Other Directorships and Positions

•  Member, Vistra Corporation Board of Directors (NYSE: VST) (2020-present)

•  Member, Buckeye Energy Holdings LLC Board of Directors (2020-present)

•  Member, Somos, Inc. Board of Directors (2023-present)

•  Member, Fulton Bank Board (2014-present)

•  Former Member, Unitil Corporation Board of Directors (NYSE: UTL)
(2012-2022)

•  Former Member, Fortis Inc. Board of Directors (TSX/NYSE: FTS) (2022-2024)

•  National Association of Corporate Directors (“NACD”) Board Leadership Fellow (2019-present)

Directorship Qualification Highlights

Ms. Crutchfield has substantial experience leading corporate teams and has experience and knowledge of the financial services industry. Ms. Crutchfield began her career as a commercial and investment banker. Ms. Crutchfield brings expertise in public board service, finance, risk management, regulation and compliance.

2025 Proxy Statement | 9 | Fulton Financial Corporation

Denise L. Devine	Director Since: 2012 | Age: 69 | Independent Director
Committees: Audit (Chair) | Executive (V-Chair) | Risk

Founder and Chief Executive Officer of FNB Holdings, LLC, a company dedicated to initiatives in the health and wellness space since 2014.

Other Directorships and Positions

•  Member, SelectQuote Board of Directors (NYSE: SLQT) (2020-present)

•  Member, Innovative Solutions and Support, Inc. Board of Directors (NASDAQ: ISSC) (2025-present)

•  Member, AUS, Inc. Board of Directors (2016-present)

•  Member, AgroFresh Solutions, Inc. Board of Directors (Nasdaq: AGFS) (2018-2023)

•  Member, Cubic Corporation Board of Directors (NYSE: CUB) (2019-2021)

•  Member, Ben Franklin Technology Partners of Southeastern PA Board (2016- present)

•  Member, Ben Franklin Technology Development Authority Board (2018-present)

•  Member, Fulton Bank Board (2012-present)

•  NACD Board Leadership Fellow (2016-present)

Directorship Qualification Highlights

Ms. Devine is a certified public accountant. Ms. Devine has substantial management, business, public company and financial experience.

George K. Martin	Director Since: 2021 | Age: 71 | Independent Director
Committees: NCG (V-Chair) | Risk

Former senior partner of McGuireWoods LLP (“McGuireWoods”). From 2009 to 2021, Mr. Martin served as the managing partner of McGuireWoods’ largest office. Mr. Martin became a partner with McGuireWoods in 1990 and practices construction and commercial real estate law. Mr. Martin previously served in various firm management capacities, including service on the recruiting committee, advisory board, pension committees and McGuireWoods Consulting Oversight Committee.

Other Directorships and Positions

•  Member, University of Virginia Investment Management Corporation Board (2023-present)

•  Member, Housing Development Law Institute Board (1991-present)

•  Member, University of Virginia School of Architecture Foundation Board (2011-present)

•  Member, Jefferson Scholars Foundation Board (2015-2022)

•  Member, Governing Council at the University of Virginia’s Miller Center (Vice Chair) (2019-2024)

•  Member, Governing Council at the University of Virginia’s Miller Center (Chair) (2024-present)

•  Adjunct professor at the University of Virginia School of Law (2020-present)

•  Member, Fulton Bank Board (2016-present)

Directorship Qualification Highlights

Mr. Martin has substantial senior leadership, legal, real estate and risk management experience.

2025 Proxy Statement | 10 | Fulton Financial Corporation

James R. Moxley III	Director Since: 2015 | Age: 64 | Independent Director and Lead Director
Committees: Executive (Chair) | Audit | HR

Principal of Security Development Corporation, a Washington-Baltimore real estate land development company engaged primarily in retail and multifamily projects since 1992.

Other Directorships and Positions

•  Trustee, Johns Hopkins Medicine – Howard County Medical Center (2021-present)

•  Trustee, Howard Hospital Foundation (2014-2022)

•  Founding Director, Real Estate Charitable Foundation of Maryland (2015-present)

•  Chair, Duke University Library Advisory Board (2022-present); Member (2017-present)

•  Member, Board of Visitors of Duke Law School (2017-2023)

•  Trustee Emeritus, Glenelg Country School (1996-present)

•  Member, Fulton Bank Board (2019-present)

•  NACD Board Leadership Fellow (2017-present)

Directorship Qualification Highlights

Mr. Moxley has extensive business, tax and legal experience related to the acquisition, financing and development of commercial and residential real estate.

Curtis J. Myers	Director Since: 2019 | Age: 56 | Chairman and CEO
Committees: Executive | Risk (ex-officio)

Chairman and CEO of Fulton since January 1, 2023. President of Fulton from 2018 to 2023. President and Chief Operating Officer of Fulton Bank from 2009 to 2023. Mr. Myers became an executive officer of Fulton in 2013 and has held a number of executive and management level positions with Fulton Bank since 1990.

Other Directorships and Positions

•  Member, Operation HOPE Global Board of Advisors (2023-present)

•  Member, Economic Development Company of Lancaster County Board (2021-present)

•  Member, ABA Stonier Graduate School of Banking Advisory Board (2020-present)

•  Member, IREX Corporation and North Lime Holdings Corporation Board (2021-present)

•  Member, Salvation Army, Lancaster, Pennsylvania (1995-present)

•  Member, Fulton Bank Board (2009-present)

•  Member, Pennsylvania Chamber of Business and Industry Board (2024-present)

•  Member, American Bankers Association Board (2024-present)

Directorship Qualification Highlights

Mr. Myers has substantial banking experience, market knowledge, executive leadership and financial expertise.

2025 Proxy Statement | 11 | Fulton Financial Corporation

Antoinette M. Pergolin	Director Since: 2022 | Age: 61 | Independent Director
Committees: Audit (V-Chair) | Risk

President and Chief Executive Officer of Bancroft, a New Jersey non-profit, for over 15 years that is a leading regional non-profit provider of programs and services for individuals with autism, intellectual and developmental disabilities and those in need of neurological rehabilitation.

Other Directorships and Positions

•  Member and Chairwoman, Peirce College Board of Trustees (2016-present)

•  Member, Inspira Health Network, Inc. Board of Trustees (2021-present)

•  Member, Fulton Bank Board (2012-present)

Directorship Qualification Highlights

Ms. Pergolin has extensive experience in senior leadership, governance, investment, human resources, accounting and finance.

Michael F. Shirk	Director Since: N/A | Age: 49 | Independent Director Nominee
Committees: Risk

Chief Executive Officer at the High Companies since 2015, a leader in manufacturing, construction and real estate in Lancaster, Pennsylvania. Prior to that, Mr. Shirk was the Vice President of Architectural Specialties Worldwide at Armstrong World Industries (NYSE: AWI) from 2009-2014.

Other Directorships and Position:

•  Member, PA Chamber of Business and Industry Board (2010-present)

•  Member, Lancaster County STEM Alliance Advisory Board (2016-present)

•  Member, the High Companies (2011-2015)

•  Member, PA Workforce Development Board (2023)

•  Member, PA Governor-elect Shapiro Transition Advisory Subcommittee on Business Development (2023)

•  Member, Fulton Bank Board (2023-present)

Mr. Shirk is currently a “non-voting” member of the joint Fulton and Fulton Bank Risk Committee. Mr. Shirk, if elected, will be appointed as a voting member of the Risk Committee.

Directorship Qualification Highlights

Mr. Shirk has substantial experience in senior leadership, market knowledge and influence, mergers and acquisitions, HR/compensation matters and strategic experience.

2025 Proxy Statement | 12 | Fulton Financial Corporation

Scott A. Snyder	Director Since: 2016 | Age: 59 | Independent Director
Committees: NCG (Chair) | Risk (V-Chair) | Executive

Chief Digital Officer at EVERSANA, a leading provider of global commercial services to the life sciences industry since 2021. Prior to that, Mr. Snyder was the Global Head of Digital and Innovation at Heidrick Consulting between 2018 and 2020 and Senior Vice President, Managing Director, and Chief Technology and Innovation Officer for Safeguard Scientifics, Inc. (NYSE: SFE) from 2016 to 2018.

Other Directorships and Positions

•  Senior Fellow, Management Department at Wharton School (2003-present)

•  Adjunct faculty member, School of Engineering and Applied Science, University of Pennsylvania (1997-present)

•  Member, Wellhive Advisory Board (2020-present)

•  Member, Modus Create Advisory Board (2022-present)

•  Member, Fulton Bank Board (2019-present)

Directorship Qualification Highlights

Dr. Snyder has substantial experience in information technology (“IT”), digital and artificial intelligence strategy and implementation, as well as executive leadership and risk management in both large and emerging growth companies.

Ronald H. Spair	Director Since: 2015 | Age: 69 | Independent Director
Committees: HR (Chair) | Audit | Executive

Retired Chief Financial Officer, Chief Operating Officer and a member of the Board of Directors of OraSure Technologies, Inc. (“OraSure”) (Nasdaq: OSUR), a diagnostic and medical device company headquartered in Bethlehem, Pennsylvania. Mr. Spair served on the Board of Directors of OraSure from 2006 to 2018 and as executive officer of OraSure from 2001 to 2018.

Other Directorships and Positions

•  Member, Fulton Bank Board (2019-present)

Directorship Qualification Highlights

Mr. Spair is a certified public accountant. Mr. Spair has substantial public company, mergers and acquisitions, development and licensing transactions and corporate finance experience.

2025 Proxy Statement | 13 | Fulton Financial Corporation

E. Philip Wenger	Director Since: 2009 | Age: 67 | Director
Committees: Risk

Chairman and CEO of Fulton from 2013 to December 31, 2022. Mr. Wenger served as President from 2008 to 2017 and Chief Operating Officer of Fulton from 2008 to 2012 in addition to other positions since 1979.

Other Directorships and Positions

•  Member, Burnham Holdings, Inc. Board of Directors, (2019-present)

•  Member, Operation HOPE Global Board of Advisors (2017-2022)

•  Member, Pennsylvania Chamber of Commerce Board of Directors (2013-present)

•  Member, Penn State Harrisburg Board of Advisors (2016-present)

•  Member, Attollo, a part of The Children Deserve a Chance Foundation, Board Chair (2023-present)

•  Member, Fulton Bank Board (2003-2009; 2019-present)

Directorship Qualification Highlights

Mr. Wenger has extensive knowledge of banking operations after more than 40 years in the financial services industry.

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Directors Who are Not Standing For Re-election at the Annual Meeting

Steven S. Etter	Director Since: 2019 | Age: 72 | Independent Director
Committees: NCG | HR

Former President and Chief Executive Officer of the Harrisburg News Company, a regional magazine, book and newspaper wholesale distribution company since 1998. After being acquired by the Hudson News in 2014, Mr. Etter served as President of their Middle Atlantic Division until his retirement in 2020.

Other Directorships and Positions

•  Member, University of Miami’s President’s Council (2014-present)

•  Member and Emeritus Director of the Whitaker Center for Science and the Arts (2001-present)

•  Member, Fulton Bank Board (2012-present)

Directorship Qualification Highlights

Mr. Etter has extensive business skills, financial expertise and regional market knowledge.

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Executive Officers Who are Not Serving as Directors

The biographies of each of our executive officers who are not directors of Fulton, as of the date of this Proxy Statement, are set forth below.

Andy B. Fiol	Year of Hire: 2018 | Age: 53

Senior Executive Vice President and Head of Consumer & Small Business

Senior Executive Vice President and Head of Consumer & Small Business since January 1, 2023. Mr. Fiol previously serviced in several key roles, including Director of Consumer & Small Business Consumer Channel, Segment and Product. Mr. Fiol previously held leadership and executive roles at Capital One Bank from 2011 to 2018 and Bank of America from 2003 to 2011. Before entering banking, Mr. Fiol was an engineer and leader at Milliken & Company, as well as an entrepreneur and business owner.

John J. Glover	Year of Hire: 2013 | Age: 49

Senior Executive Vice President and Head of Commercial Banking

Senior Executive Vice President and Head of Commercial Banking for Fulton Bank since August 2024. Since 2020, Mr. Glover previously served in several key roles, including Executive Vice President and Director of Commercial Markets and Senior Vice President and Specialized Commercial Banking Executive.

Richard S. Kraemer	Year of Hire: 2024 | Age: 46

Senior Executive Vice President and Chief Financial Officer

Senior Executive Vice President and Chief Financial Officer since November 1, 2024. Mr. Kraemer previously served as Chief Banking Officer of Valley National Bank, the principal subsidiary of Valley National Bancorp (“Valley”), overseeing commercial banking in Valley’s northern markets from January 2024 to July 2024. Mr. Kraemer previously served as Valley’s Executive Vice President, Deputy Chief Financial Officer and Treasurer from February 2023 to December 2023; Executive Vice President, Chief Financial Services Officer from January 2020 to January 2023 and First Senior Vice President – Head of Corporate Finance, Corporate Development, and Investor Relations Officer from December 2017 to December 2019.

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Natasha R. Luddington	Year of Hire: 2021 | Age: 50

Senior Executive Vice President, Chief Legal Officer and Corporate Secretary

Senior Executive Vice President, Chief Legal Officer and Corporate Secretary since 2021. Ms. Luddington became the Senior Executive Vice President, Chief Legal Officer and Corporate Secretary Designee in October 2021. Prior to joining Fulton, Ms. Luddington served in various positions, including Interim General Counsel and Senior Vice President, Associate General Counsel at Pacific Western Bank from 2014 to 2021. Ms. Luddington served in various roles in CapitalSource Bank’s legal department from 2007 to 2014. Ms. Luddington has more than 25 years of legal experience.

Atul Malhotra	Year of Hire: 2015 | Age: 45

Executive Vice President and Chief Risk Officer

Executive Vice President and Chief Risk Officer since February 2024. Mr. Malhotra served as Fulton’s Managing Director of Enterprise Risk Management from November 2015 to February 2024. Mr. Malhotra previously served as a regulatory and risk strategy consultant for various publicly traded companies, including large, global financial institutions. Mr. Malhotra has more than 20 years of enterprise risk experience in the financial services industry.

Meg R. Mueller	Year of Hire: 1996 | Age: 61

Senior Executive Vice President and Enterprise Credit Executive

Senior Executive Vice President and Enterprise Credit Executive since August 2024. Ms. Mueller served as Head of Commercial Banking from 2018 to 2024. Ms. Mueller served as Chief Credit Officer from 2010 to 2017. Ms. Mueller was promoted to Senior Executive Vice President of Fulton in 2013 and has been employed by Fulton in a number of positions since 1996.

Angela M. Sargent	Year of Hire: 1992 | Age: 57

Senior Executive Vice President and Chief Information Officer

Senior Executive Vice President and Chief Information Officer since 2013. Ms. Sargent served as Executive Vice President and Chief Information Officer from 2002 to 2013 and has been employed by Fulton in a number of positions since 1992.

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Angela M. Snyder	Year of Hire: 2002 | Age: 60

President

President of Fulton since January 2024. Ms. Snyder previously served as Chief Banking Officer from January 2022 to December 2023. Ms. Snyder was Senior Executive Vice President and Head of Consumer Banking from 2018 to 2022. Ms. Snyder joined Fulton in 2002 as President of Woodstown National Bank. Ms. Snyder served as Chairwoman, President, and Chief Executive Officer of Fulton Bank of New Jersey until 2019. Ms. Snyder has more than 30 years of experience in the financial services industry.

Bernadette M. Taylor	Year of Hire: 1994 | Age: 63

Senior Executive Vice President and Chief Human Resources Officer

Senior Executive Vice President and Chief Human Resources Officer since 2015. Dr. Taylor served as Executive Vice President and director of Human Resources prior to her promotion in 2015 to Chief Human Resources Officer. Dr. Taylor joined Fulton in 1994 as the Corporate Training Director.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Information about Director Nominees, Directors and Independence Standards

Independence Standards

The Board determined that nine of Fulton’s 11 director nominees are “independent” within the meaning of the director independence standards of the Nasdaq Stock Market LLC (“Nasdaq”) listing standards and Securities and Exchange Commission (“SEC”) rules and regulations. Specifically, the Board determined that director nominees Messes. Craighead Carey, Crutchfield, Devine and Pergolin and Messrs. Martin, Moxley, Shirk, Snyder and Spair met the Nasdaq listing standards and SEC rules and regulations with respect to independent director requirements.

Each of the current members of the Audit, HR and NCG Committees meet the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. In reviewing director independence, the Board considered the relationships and other arrangements, if any, of each director nominee. The relationships and transactions reviewed and considered are more fully described in the “Related Person Transactions” section on page 26.

Lead Director

The Guidelines provide that the Board must include a Lead Director, and the Board determined a combined Chairman and CEO position is appropriate for Fulton. This structure permits the CEO to manage Fulton’s daily operations and provides a single voice for Fulton. Fulton believes that the separation of these roles is not necessary because the Lead Director acts to counterbalance the combined Chairman and CEO position. The Board designates for a term of at least one year the independent, non-employee director who will lead the non-employee directors’ executive sessions and preside at all Board meetings at which the Chairman is not present. The Lead Director will, among other things:

•	serve as a liaison between the Chairman and the independent directors;
•	approve information sent to the Board;
•	approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items; and
•	have the authority to call meetings of the independent directors.

Mr. Moxley has served as the Lead Director and independent Executive Committee Chair since June 2018.

Executive Sessions

In 2024, the Fulton independent directors met two times in executive session without management present. Fulton’s Lead Director presided over the executive sessions.

Annual Board and Committee Evaluations

The Board and its committees, except the Executive Committee, conduct annual self-evaluations. The NCG Committee creates the annual process to elicit feedback from the individual Board and committee members to enhance Board and committee effectiveness. The NCG Committee implements a process with both written and oral components. The self-evaluations are designed to encourage open and candid feedback with respect to Board and Committee effectiveness and its committees and the effectiveness of each of its members. The scope of the self-evaluations includes elements of Board effectiveness, including Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, development and growth, director skills and qualifications, director independence and Board strategy. The NCG Committee annually reports to the Board the results of these self-evaluations, and the Board and each committee discuss their respective self-evaluations. Periodically, the Board will engage an independent third party to conduct a Board and individual director assessment. Appropriate action plans are then developed to implement enhancements and other changes based on the feedback received.

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Annual CEO Performance Evaluation

Each year, the non-employee directors and the HR Committee review the CEO’s performance over the past year in light of Fulton’s performance and strategic goals and objectives.

CEO and Executive Succession Planning

Succession planning for the CEO and certain other executive officers is one of the Board’s key responsibilities. At least annually, the Board reviews the CEO and certain other executive officer succession plans. The Chief Human Resources Officer reviews the succession planning process used by management to identify NEO successors. The CEO emergency succession plan is reviewed semi-annually with the HR Committee.

Outside Directorships

Fulton values the experience our directors bring from other boards on which they serve. We encourage all directors to carefully consider the number of other company boards of directors on which they serve, taking into account the time required for board attendance, conflicts of interests, participation and board effectiveness. Pursuant to the Guidelines, no director may serve on more than four total public company boards, including the Board.

Contacting the Board

A Fulton shareholder can contact the Board by writing to: Board of Directors, Fulton Financial Corporation, Attention: Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604. The Chairman will determine further distribution of written communications based on the nature of the communication.

Shareholder Engagement

The Board and management regularly engage with shareholders and meet with shareholders that attend the Annual Meeting. In 2024, Fulton management engaged with institutional shareholders at various investor events. In addition to meeting and engaging shareholders at the Annual Meeting, management has taken a proactive approach to investor relations. In 2024, management increased its engagement by 50%, meeting with over 90 institutional investors through various industry conferences and direct calls. Fulton maintains an Investor Relations officer to advance its investor engagement activities.

Risk Oversight

Board’s Role in Risk Oversight

Fulton’s risk appetite is focused on enhancing shareholder value while managing risk at an acceptable level. The Board and the committees that monitor risk assess and oversee risk management, including the establishment, tracking and reporting of key risk indicators across our strategic, reputation, credit, market, liquidity, operational, legal, compliance and regulatory risk pillars. The Board has primary responsibility for the oversight of capital adequacy and planning. Fulton also engages in risk assessments, capital management and stress testing to ensure that Fulton has adequate capital to absorb potential losses under various stress scenarios. The Board specifically delegates certain risk oversight functions to the Risk, HR, Audit and NCG Committees as follows:

•	Risk Committee: Responsible for enterprise risk oversight and regularly informing the Board about risks. The Board and the Risk Committee regularly review information regarding our exposure to the risks detailed above as well as Fulton’s strategies to monitor, control and mitigate exposure to these risks. The Risk Committee also oversees cybersecurity risk.
•	HR Committee: Responsible for risk oversight with respect to compensation plans and human capital management.
•	Audit Committee: Responsible for risk management oversight with respect to financial reporting and the evaluation and assessment of the adequacy of our internal controls.
•	NCG Committee: Responsible for risk oversight associated with governance matters, Board independence, potential conflicts of interest and ESG matters.

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Management’s Role in Risk Oversight

Fulton’s Chief Risk Officer and members of Fulton’s Enterprise Risk Management Committee (“ERMC”), a management-level risk committee, oversee organization-wide existing and emerging risks and serve as the primary review function prior to escalation to the Risk Committee and the Board. This management-level committee provides risk oversight, including oversight of Fulton’s risk management and compliance programs.

Risk Appetite Statement

At least annually, the Board adopts a formal Risk Appetite Statement (“RAS”) that details our risk management approach and the qualitative and quantitative parameters within which Fulton executes its business strategies. The RAS also outlines the general structure within which Fulton manages risk while balancing our customer and community needs and enhancing shareholder value.

Risks and Controls

Fulton’s framework for enterprise risk management consists of three “lines of defense.” Our first line of defense, that includes our lines of business, bank operations, shared services operations and certain corporate functions, has primary responsibility for risk management and compliance, including process deployment, risk identification, training and reporting. Our second line of defense, that includes our independent risk management units, is responsible for: (i) overseeing risk, (ii) defining governance requirements for risk management and compliance and (iii) monitoring front line unit risk and compliance activities in discrete areas. Our risk management units include, but are not limited to, risk management, compliance, loan review, vendor risk management, fraud risk management, Bank Secrecy Act compliance and information security. Our third line of defense, our internal audit function, independently validates the effectiveness of internal controls and risk management activities within the first line of defense and independent risk management units and periodically reports its results to management and the Board.

Board’s Role in Cybersecurity Risk

Cybersecurity risk is a key consideration in Fulton’s operational risk management. Under the direction of our Chief Information Security Officer, Fulton maintains a formal information security management program that is subject to oversight by, and reports to, the Risk Committee. Given the nature of Fulton’s operations and business, including Fulton’s reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels. As such, cybersecurity risk is considered an enterprise-wide risk subject to control and monitoring at various levels of management throughout the Company. In accordance with its charter, the Risk Committee oversees and reviews reports on significant matters of actual, threatened or potential breaches of corporate security, including cybersecurity.

By the very nature of our business, handling sensitive data is a part of daily operations and is taken very seriously by all employees. The cybersecurity threat environment is volatile and dynamic requiring all levels of Fulton to be cognizant and aware of these threats at all times. As such, we maintain a comprehensive cybersecurity strategy that includes, but is not limited to, regular employee cybersecurity training and communications, regular monitoring, detection, alerting, and defense technologies, regular internal and third-party program oversight, policies and procedures regularly reviewed and designed with regulatory and industry guidance and regular reviews of vendors who maintain sensitive data on our behalf.

Fulton has implemented formal processes and a framework for determining cyber incident materiality, as well as formal processes and procedures for determining and, where necessary or appropriate, reporting incident materiality. Cyber incidents will be evaluated against this framework and our processes and procedures to ensure that any incidents meeting the defined materiality thresholds will be publicly disclosed in a timely manner. Please see Part I, Item 1C Cybersecurity in the Annual Report on Form 10-K for the year ended December 31, 2024 for more information regarding this framework and these processes and procedures.

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Board’s Role in Consumer Financial Protection

Under the direction of Fulton’s Chief Compliance Officer, Fulton maintains a consumer compliance program that is subject to the oversight of, and reporting to, the Risk Committee. The consumer compliance program includes regular risk assessments, policy updates, compliance monitoring, involvement in new product and significant project initiatives, regulatory change management, independent audit testing and a compliance training program administered by Fulton’s Learning and Development team. Compliance courses are mandatory and are assigned based upon an employee’s role. Fulton’s compliance management system also includes customer feedback and complaint monitoring. Our compliance management system is subject to review and examination by various regulatory agencies, including the Office of the Comptroller of the Currency and the Consumer Financial Protection Bureau.

Meetings and Committees of the Board

Meeting Attendance

During 2024, the Board met 13 times. In 2024, each director attended at least 75% of the meetings of the Board and the committees on which he or she served.

Unless their absence is excused, Fulton expects directors to attend the Annual Meeting. Ten members of the Board attended the 2024 Annual Meeting.

Other Board Committees

We believe the Board has created a sound committee structure designed to assist the Board in carrying out its responsibilities in an effective and efficient manner. While the Board may form, from time to time, ad hoc or other special purpose committees, the Board has five regular standing committees: Audit, Executive, HR, NCG and Risk.

Each of the Audit, HR, NCG and Risk committees meets regularly and at least on a quarterly basis. The committees, typically through their committee chairpersons, routinely report their actions to, and discuss their recommendations with, the full Board.

The Board determined that each member of the Audit, HR and NCG Committees is “independent” within the meaning of the Nasdaq listing standards and the SEC rules and regulations.

As of December 31, 2024, the names of the Board committee members and the key oversight responsibilities of the Board committees are set forth below. Mr. Shirk is currently a “non-voting” member of the joint Fulton and Fulton Bank Risk Committee. Mr. Shirk, if elected, will be appointed a voting member of the Risk Committee.

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Board of Directors
Audit Committee

Members: Denise L. Devine (Chair), Antoinette M. Pergolin (Vice Chair), Ronald H. Spair and James R. Moxley III

Meetings in 2024: 14

Key Oversight Responsibilities:

•   pre-approving audit and non-audit services;

•   appointing (and recommending for shareholder ratification), compensating, retaining and overseeing the independent auditor;

•   meeting with the independent auditor to review the scope of audit services;

•   reviewing and discussing with management and the independent auditor annual and quarterly financial statements and related disclosures;

•   overseeing the internal audit function;

•   overseeing internal control practices and reviewing the effectiveness of our internal control framework; and

•   overseeing our compliance with laws and regulations relating to financial reporting.

The Board has determined that each member of the Audit Committee satisfies the requirements established by the SEC for qualification as an “audit committee financial expert,” and each is independent under the Nasdaq listing standards and SEC rules and regulations.

Risk Committee

Members: Jennifer Craighead Carey (Chair), Scott A. Snyder (Vice Chair), Denise L. Devine, George K. Martin, Curtis J. Myers (ex-officio member), Antoinette M. Pergolin and E. Philip Wenger

Meetings in 2024: 8

Key Oversight Responsibilities:

•   overseeing risk management functions and practices;

•   overseeing established practices, processes and controls employed to manage Fulton’s enterprise-wide risk;

•   upon recommendation of the ERMC, reviewing and recommending to the Board Fulton’s risk management framework and enterprise risk management policy; and

•   upon the recommendation of the ERMC, reviewing and recommending to the Board for its approval, Fulton’s RAS.

The Chair of the Risk Committee is a director determined by Fulton’s Board to possess the requisite experience in identifying, assessing and managing risk exposures at large, complex financial institutions.

HR Committee

Members: Ronald H. Spair (Chair), Lisa Crutchfield (Vice Chair), Steven S. Etter and James R. Moxley III

Meetings in 2024: 11

Key Oversight Responsibilities:

•   approving and recommending to the Board compensation for the CEO;

•   approving the compensation for the NEOs (other than the CEO);

•   reviewing on a semi-annual basis the CEO emergency succession plan;

•   reviewing and approving on an annual basis the Employee Stock Purchase Plan (“ESPP”);

•   overseeing employee benefit plans, including Fulton’s health and welfare plans;

•   approving employment agreements and change in control agreements for the NEOs and Fulton’s senior executive officers;

•   determining Fulton’s peer group; and

•   fulfilling other compensation, benefits and human resources duties.

NCG Committee

Members: Scott A. Snyder (Chair), George K. Martin (Vice Chair), Lisa Crutchfield and Steven S. Etter

Meetings in 2024: 8

Key Oversight Responsibilities:

•   recommending to the Board nominees for election to the Board;

•   assisting the Board with corporate governance matters, including the review and approval of Fulton’s Code of Conduct (the “Code of Conduct”) and the Guidelines;

•   overseeing compliance with the Board’s self-evaluation policy;

•   determining whether Fulton’s directors and the NEOs are in compliance with Fulton’s stock ownership guidelines; and

•   reviewing from time-to-time our policies, practices and disclosures with respect to sustainability and ESG factors.

Executive Committee

Members: James R. Moxley III (Chair), Denise L. Devine (Vice Chair), Jennifer Craighead Carey, Curtis J. Myers, Scott A. Snyder and Ronald H. Spair

Meetings in 2024: 0

Key Oversight Responsibilities: subject to our Bylaws, authorized to exercise all the powers and authority of the Board between board meetings.

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Committee Governance

The Board adopted a written charter for each of the Audit, HR, NCG and Risk Committees that are available on Fulton’s website, www.fultonbank.com, under “Investor Relations – Overview – Governance Documents.” This Proxy Statement includes website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference into this Proxy Statement or in any other SEC filing. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis.

The charters provide that the committees have adequate resources and authority to discharge their responsibilities, including appropriate funding for the retention of external consultants or advisors as the committees deem necessary and appropriate.

HR Committee Interlocks and Insider Participation

Ms. Crutchfield, and Messrs. Etter, Moxley, and Spair served on the HR Committee in 2024, each of whom is an independent director. Mr. Etter will not stand for re-election at the Annual Meeting. None of these individuals is, or has been, an officer or employee of Fulton during the last fiscal year or as of the date of this Proxy Statement, or is serving or has served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity that has an executive officer serving on the compensation committee (or other board committee performing equivalent functions). No executive officer of Fulton served as a director of another entity that had an executive officer serving on the HR committee (or other board committee performing equivalent functions). Finally, no executive officer of Fulton served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity that had an executive officer serving as a director of Fulton.

Corporate Governance Guidelines

The Board has developed and adopted the Guidelines to promote the functioning of the Board and its committees and to establish a common set of expectations as to how the Board should perform its functions. The Guidelines address, among other matters: (i) the size of the Board, (ii) director qualifications, (iii) the majority vote standard with respect to the election of directors, (iv) service on other boards and director change in status, (v) meeting attendance and review of meeting materials, (vi) director access to management and independent advisors, (vii) the designation of a Lead Director, (viii) executive sessions, (ix) CEO evaluation and succession planning, (x) Board and committee evaluations, (xi) stock ownership guidelines, (xii) communications by interested parties, (xiii) Board and committee responsibilities and (xiv) the Code of Conduct.

A current copy of the Guidelines can be obtained, without cost, by writing to the Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604. The Guidelines are available on Fulton’s website at www.fultonbank.com under “Investor Relations – Overview – Governance Documents.”

Code of Conduct

The Board adopted a Code of Conduct that governs the conduct of our and our affiliated entities’ directors, officers and employees. Our Code of Conduct sets forth specific standards of conduct that we expect all of our employees and directors to follow. We maintain an ethics hotline for employees to use on an anonymous basis. A current copy of the Code of Conduct can be obtained, without cost, by writing to the Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604. The current Code of Conduct is available on Fulton’s website at www.fultonbank.com under “Investor Relations – Overview – Governance Documents.”

ESG Overview

We are a community-focused, purpose-driven organization with a deep, long-standing commitment to promoting sound ESG practices. We recognize that good practices and effective oversight and management of such matters are essential in driving success for our shareholders, the communities in which we operate as well as other stakeholders, including customers and employees. The Board and certain of its committees provide ESG oversight as we continue to make

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progress in further enhancing our ESG approach, including promoting the success and well-being of our employees.

ESG Oversight

The Board designated the NCG Committee to be the Board-level committee responsible for oversight of our ESG strategy and corporate social responsibility reporting. We have a cross-functional management-level Corporate Social Responsibility Leadership Committee to coordinate Fulton’s ESG program, and this committee provides updates to the NCG Committee and the Board.

Employees

We recognize a crucial element of a successful organization is having an inclusive culture and workforce that encourages employees to share their opinions and different perspectives, and fosters a culture of respect.

We continually invest in our employees. We provide relevant learning opportunities to help employees cultivate their strengths and enrich their careers. Our Employee Experience Council reviews data from employee engagement surveys that lead to action plans in response to survey feedback. We measure progress based on these employee engagement surveys, and success toward meeting established performance goals is reflected in the compensation of executives with an employee engagement scorecard metric.

Community and Customers

As an active, integral member of the local communities in which we operate, we recognize the importance of supporting our communities, including through charitable giving and providing our employees with volunteer opportunities in our communities. A key part of our mission is to serve low- and moderate-income individuals and small businesses operating in underbanked and underserved areas.

We established and fund the Fulton Forward Foundation to make direct impact grants to groups in a manner aligned with our four Fulton Forward® pillars detailed below. Our investment in opportunities for people in our communities to improve their lives includes focusing people and financial resources on philanthropic and volunteer activities to advance the Fulton Forward pillars that promote:

•	Affordable Housing and Home Ownership
•	Job Training and Workforce Development
•	Financial Education and Economic Empowerment
•	Inclusion

To ensure fair and equitable customer treatment, we established a fair lending compliance program consisting of policies, procedures, training, monitoring and testing controls to ensure compliance with Fair Lending laws. The Fair and Responsible Banking Strategy Committee, assisted by the Fair and Responsible Banking Director, oversees the development and execution of fair and responsible banking strategic programs and initiatives.

Environment

As responsible environmental stewards, we strive to reduce the environmental impact of our activities. We are mindful of our operational footprint and deploy efficient land and building practices to minimize the resources used in the communities in which we operate.

A working group of senior officers from different departments across our organization is tasked with understanding the climate-related opportunities and risks in our business. The working group is supporting us by:

•	actively seeking ways to reduce our operational impact on the environment;
•	incorporating climate-related risk management into our business practices;
•	ensuring we have financial products and services that support our customers’ sustainability journeys; and
•	engaging our vendors on sustainability.

Our Strategic Sourcing and Procurement department seeks to reduce the costs of goods and services we purchase. Our Supplier Code of Conduct can be found at www.fultonbank.com under the “About” tab. These initiatives were created to help reduce our overall environmental impact.

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The Risk Committee has oversight responsibility for enterprise risks including climate risk factors. The Risk Committee evaluates Fulton’s established risk appetite and considers emerging risk factors such as ESG in its regular oversight and monitoring of management’s risk reporting and analysis. Climate risk factors in the credit and operational risk domains are considered in the risk appetite and monitoring processes. For more details on our Risk Committee’s activities, see “Board’s Role in Risk Oversight” on page 20.

ESG Reporting

We published our 2023 Corporate Social Responsibility Report (the “CSR”) that highlights our approach to changing the lives of our customers, employees, members of our communities and other stakeholders for the better. The CSR can be found on Fulton’s website at www.fultonbank.com under the “About” tab. The content of our CSR is not incorporated by reference into this Proxy Statement or any other SEC filing.

As part of our continued emphasis on engaging with stakeholders surrounding our ESG efforts, we plan to publish a 2024 CSR report that will include additional disclosures and ESG metrics, a few of which will be aligned with the Sustainability Accounting Standards Board.

Human Capital

Our workforce, excluding temporary employees and interns, on December 31, 2024 consisted of approximately 3,400 employees.

Employee Engagement and Retention. We place a premium on having a highly engaged workforce because engaged employees tend to perform at a higher level, support our success, and are more likely to stay with us. We conduct an annual survey of our workforce to measure employee engagement, assess employee morale, and help identify areas of the employee experience that could be improved. We then task our leaders with developing and implementing communication and action plans to gain a better understanding of the results of the assessment and to foster enhanced future engagement.

Culture and Inclusion. We place significant emphasis on shaping our corporate culture, and we consider our culture to be one of the primary components of our continuing success. Our culture-shaping program, The Fulton Experience, is a highly engaging program that is intended to create new ways of thinking about employees’ individual roles, how employees collaborate, and how we grow together. We recognize that having an inclusive culture fosters a culture of respect and is a crucial element of our success.

Compensation and Rewards. We invest in our workforce by offering a comprehensive Total Rewards program that includes competitive salaries, incentives, and benefits. We offer performance-based incentive programs designed to drive results in the business units as well as at the enterprise level.

Workforce Recruitment and Development. We recruit our workforce, filling replacement and new positions through employee referrals, recruiting efforts and by posting these positions internally, on our website and on social media platforms. We provide for professional development of new and existing employees largely through the efforts of our Learning and Development area that develops and administers a wide variety of training programs. We also provide a number of third-party offerings in which employees can further enhance their skills, knowledge and leadership potential.

Safety, Health and Wellness. The safety, health and wellness of our employees is a top priority. In addition to healthcare, paid time off, paid parental leave and retirement benefits, we provide behavioral and mental health support and work-life services through our Employee Assistance Program.

Related Person Transactions

In 2024, certain Fulton directors and executive officers, including certain NEOs, their family members and the companies with which they are associated, were customers of, and/or had banking transactions with, Fulton Bank. These transactions included deposit accounts, trust relationships, loans and other financial products and services provided in the ordinary course of business by Fulton Bank. All loans and commitments to lend made to these persons and to the companies with which they are associated: (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not

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related to Fulton Bank and (iii) did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that similar transactions will be entered into in the future.

In 2024, Fulton had one related person transaction in excess of $120,000 in connection with legal fees paid to Barley Snyder in the amount of $1,057,616. Ms. Craighead Carey, a director nominee, is the managing partner of Barley Snyder. Ms. Craighead Carey owns less than a 4% interest in Barley Snyder. In 2024, Ms. Craighead Carey was not directly engaged as counsel for any Fulton-related matter, and she did not bill any hours on Fulton engagements.

In 2024, there were no family relationships among Board members, director nominees and Fulton executive officers requiring disclosure.

Fulton does not have a separate related person transactions policy. Under the Code of Conduct, directors must provide prompt notice to Fulton of all new or changed business activities, related person relationships and board directorships. The Audit Committee is charged with the oversight of, and responsibility to conduct, on an annual basis, a review of all transactions with related persons as defined in applicable SEC regulations.

In February 2025, the Audit Committee reviewed and approved a report of all 2024 related person transactions.

Delinquent Section 16(a) Reports

Based solely on Fulton’s review of: (i) Forms 3 and 4 and amendments thereto filed electronically with the SEC during the 2024 fiscal year; (ii) Forms 5 and amendments thereto filed electronically with the SEC with respect to the 2024 fiscal year and (iii) written representations from Fulton’s directors, the NEOs and our officers, we believe that all Section 16(a) reports were timely filed during the 2024 fiscal year.

Director Compensation

The compensation for our non-employee directors is designed to be competitive with other financial institutions that are similar in size, complexity and business model. The Board reviews Fulton’s non-employee director compensation on an annual basis with the assistance of the HR Committee.

Elements of Director Compensation

Non-employee directors receive a combination of a cash retainer and equity compensation for service on the Board and its committees. Fulton-employed directors do not receive individual meeting fees or other director-related compensation. In 2024, Fulton granted equity awards in the form of restricted stock units (“RSUs”) to its non-employee directors pursuant to the Amended and Restated 2023 Director Equity Plan (the “Director Equity Plan”). These RSUs vest in full one year after their grant date and accrue dividend equivalent units.

Fulton reimburses directors for Board-related expenses and provides non-employee directors with a $50,000 term life insurance policy. Certain directors participate in Fulton’s Deferred Compensation Plan (the “DCP”) that allows a director to elect to defer a portion of his or her cash director fees. Annual cash retainers are paid in quarterly installments. For more details on our DCP, see “Deferred Compensation Plan” on page 46.

Below is the amount of compensation paid to non-employee directors in 2024:

2024 Fees	Payment Amounts
Annual director retainer	$70,000 in cash
Annual retainer paid to the Lead Director	$30,000 in cash
Annual retainer paid to committee chairpersons(1)	$17,500 in cash
Annual equity award(2)	$80,007
(1)	A committee chair cash retainer is not paid to the chairperson of the Executive Committee.
(2)	The number of RSUs awarded was determined using the closing price per share of Fulton’s common stock on May 31, 2024, rounded up to the next whole share.

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2024 Director Compensation

The following table details the compensation paid to each 2024 Fulton non-employee director:

2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	All Other Compensation(3)	Total ($)
Jennifer Craighead Carey	87,500	80,007	$48	167,555
Lisa Crutchfield	70,000	80,007	$48	150,055
Denise L. Devine	87,500	80,007	$48	167,555
Steven S. Etter	70,000	80,007	$48	150,055
George K. Martin	70,000	80,007	$48	150,055
James R. Moxley III	100,000	80,007	$48	180,055
Antoinette M. Pergolin	70,000	80,007	$48	150,055
Scott A. Snyder	87,500	80,007	$48	167,555
Ronald H. Spair	87,500	80,007	$48	167,555
E. Philip Wenger	70,000	80,007	$48	150,055

(1)	The amounts in this column represent the grant date fair value determined in accordance with ASC Topic 718 of an RSU award granted to each non-employee director on June 1, 2024 under the Director Equity Plan, consisting of 4,751 RSUs having a grant date fair value of $16.84 per share, the closing price of Fulton common stock on May 31, 2024. The RSUs will vest in full on June 1, 2025, subject to the grantee’s continued service with Fulton.
(2)	As of December 31, 2024, Fulton non-employee directors had the following outstanding stock awards payable in Fulton common stock, including accumulated dividend equivalent units and RSUs with respect to which the director has elected under the Director Equity Plan to defer delivery of the RSUs until January 15 of the calendar year following the earliest to occur of the director’s separation from service as a director, death or disability, either in a single installment or three equal annual installments:
Name	Outstanding Stock Awards
Jennifer Craighead Carey	27,894
Lisa Crutchfield	32,696
Denise L. Devine	25,310
Steven S. Etter	27,894
George K. Martin	24,833
James R. Moxley III(A)	4,841
Antoinette M. Pergolin	24,165
Scott A. Snyder	32,696
Ronald H. Spair	32,696
E. Philip Wenger(A)(B)	159,159
(A)	Mr. Moxley and Mr. Wenger have not elected to defer delivery of RSUs.
(B)	Mr. Wenger’s outstanding stock awards include 154,318 unvested performance-based RSUs granted on May 1, 2022 when Mr. Wenger was serving as Fulton’s Chairman and Chief Executive Officer. The performance-based RSUs will vest on May 1, 2025.
(3)	This amount represents the annual cost of the $50,000 life insurance benefit provided to each non-employee director.

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Stock Ownership Guidelines

The Guidelines require that each director own at least $350,000 of Fulton common stock within five calendar years after becoming a director. As of December 31, 2024, all directors have satisfied the stock ownership guideline requirements or are within the five calendar year period to achieve compliance.

Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners

The following table sets forth the beneficial ownership of Fulton common stock at the close of business on March 3, 2025 (the “Record Date”) by: (i) each director, (ii) each director nominee, (iii) each NEO and (iv) Fulton’s directors and executive officers as a group. The following information is based on information furnished by the respective directors and officers.

Directors and Director Nominees who are not NEOs	Total Shares Beneficially Owned(1)	% of Class
Jennifer Craighead Carey	4,985	*
Lisa Crutchfield	11,938	*
Denise L. Devine(2)	31,521	*
Steven S. Etter(3)	286,232	*
George K. Martin(4)	10,724	*
James R. Moxley III(5)	155,108	*
Antoinette M. Pergolin	3,229	*
Michael F. Shirk(6)	69,214	*
Scott A. Snyder	6,540	*
Ronald H. Spair(7)	19,072	*
E. Philip Wenger(8)	582,333	*
NEOs
Curtis J. Myers(9)	215,669	*
Richard S. Kraemer	-	*
Angela M. Snyder	63,682	*
Meg R. Mueller(10)	121,968	*
Beth Ann L. Chivinski(11)	122,654	*
Mark R. McCollom(12)	39,782	*
Karthik K. Sridharan(13)	16,245
All Directors and Executive Officers as a group (24 persons)	1,972,788(14)	1.08%
(*)	Represents less than 1.0% of the outstanding shares of Fulton’s common stock calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the Record Date, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.
(2)	Ms. Devine’s ownership includes 1,000 shares held jointly with her spouse.
(3)	Mr. Etter will not stand for re-election at the Annual Meeting as he has reached Fulton’s mandatory retirement age.

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(4)	Mr. Martin’s ownership includes 8,870 shares held in an individual retirement account and 125 shares held jointly with his spouse.
(5)	Mr. Moxley’s ownership includes: (i) 1,394 shares held solely by his spouse, (ii) 20,907 shares held by Mr. Moxley as custodian for his children and (iii) 28,000 shares held in a 401(k) plan.
(6)	Mr. Shirk’s ownership includes, (i) 10,213 shares held jointly with his spouse, (ii) 2,756 shares held in a simplified employee pension individual retirement account held by his spouse, (iii) 10,051 shares held by Mr. Shirk as custodian for his children and (iv) 3,000 shares held by Tipararee LLC, and (v) 37,608 shares held by Mr. Shirk as Trustee of JOS Credit Shelter Trust.
(7)	Mr. Spair’s ownership includes 10,000 shares held jointly with his spouse.
(8)	Mr. Wenger’s ownership includes: (i) 144,297 shares held jointly with his spouse, (ii) 96,626 shares held in an individual retirement account (“IRA”), (iii) 3,851 shares held in an IRA by his spouse and (iv) 440 shares held by Mr. Wenger as custodian for his children.
(9)	Mr. Myers’ ownership includes: (i) 59,724 shares held in the Fulton Financial Corporation 401(k) Retirement Plan (the “401(k) Plan”) and (ii) 22,109 shares held jointly with his spouse.
(10)	Ms. Mueller’s ownership includes 10 shares held jointly with her spouse.
(11)	Ms. Chivinski’s ownership includes 11,255 shares held in the 401(k) Plan. Ms. Chivinski served as Interim Chief Financial Officer from February 8, 2024 through October 31, 2024. Ms. Chivinski retired on December 31, 2024.
(12)	Mr. McCollom separated from Fulton on February 8, 2024.
(13)	Mr. Sridharan separated from Fulton on January 31, 2025.
(14)	Includes 2,031 RSUs that will vest within 60 days of the Record Date.

Owners of More Than Five Percent

The following table sets forth information as to those persons or entities believed by the Company to be beneficial owners of more than 5% of Fulton’s outstanding shares of common stock on the Record Date or as represented by the owner or as disclosed in certain reports regarding such ownership filed by such persons with Fulton and with the SEC in accordance with Sections 13(d) and 13(g) of the Exchange Act. Other than those persons listed below, Fulton is not aware of any person, as such term is defined in the Exchange Act, that beneficially owns more than 5% of Fulton’s common stock as of the Record Date.

Name and Address of Beneficial Owner	Shares Owned	% of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	23,546,315	12.92%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	19,444,753	10.67%
Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	11,918,842	6.54%
State Street Corporation(5) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114-2016	8,913,746	4.89%
(1)	Based on 182,199,918 shares of Fulton common stock issued and outstanding as of the Record Date.
(2)	Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 23, 2024 that reported: (i) sole voting power as to 23,022,549 shares of Fulton common stock and (ii) sole dispositive power as to 23,546,315 shares of Fulton common stock.
(3)	Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024 that reported: (i) sole voting power as to zero shares of Fulton common stock, (ii) sole dispositive power as to 19,123,055 shares of Fulton common stock, (iii) shared voting power as to 147,036 shares of Fulton common stock and (iv) shared dispositive power as to 321,698 shares of Fulton common stock.
(4)	Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2024 that reported: (i) sole voting power as to 11,737,936 shares of Fulton common stock and (ii) sole dispositive power as to 11,918,842 shares of Fulton common stock.
(5)	Based on a Schedule 13G filed by State Street Corporation with the SEC on January 24, 2024 that reported: (i) shared voting power as to 1,016,254 shares of Fulton common stock, (ii) shared dispositive power as to 8,913,746 shares of Fulton common stock and (iii) ownership of 5.43% of Fulton common stock.

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PROPOSAL 2

Advisory Vote on Executive Compensation

Proposal

We present our say-on-pay proposal annually. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, this proposal provides our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, compensation of Fulton’s NEOs, as discussed in this Proxy Statement, including the CD&A. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our shareholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Fulton’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding on the Board, the HR Committee or Fulton. The HR Committee, however, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs. The Board believes that the compensation of our NEOs is appropriate and should be approved on an advisory basis by our shareholders.

The Board unanimously recommends that shareholders vote “FOR” the approval of the compensation paid to Fulton’s NEOs as disclosed in this Proxy Statement, including the CD&A, compensation tables and narrative discussion.

Vote Required

The affirmative vote of a majority of the shares for which votes are cast on the proposal at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted “FOR” this proposal.

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INFORMATION CONCERNING EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this CD&A we explain the design of our 2024 executive compensation program for our NEOs, which consist of the CEO, Chief Financial Officer (“CFO”), the former Interim Chief Financial Officer, the former CFO, and our three other highest paid executive officers (collectively, “NEOs”). The HR Committee has designed our NEO compensation program to: (i) align our executive officers’ interests with the interests of our shareholders, (ii) pay for performance and (iii) attract, motivate and retain executive officers.

Executive Summary

Our 2024 NEOs are listed below:

Named Executive Officers
Curtis J. Myers	Chairman and CEO
Richard S. Kraemer(1)	Senior Executive Vice President and CFO
Angela M. Snyder	President
Meg R. Mueller	Senior Executive Vice President and Enterprise Credit Executive
Beth Ann L. Chivinski(2)	Former Senior Executive Vice President and former Interim CFO
Mark R. McCollom(3)	Former Senior Executive Vice President and former CFO
Karthik K. Sridharan(4)	Former Senior Executive Vice President and former Chief Operations and Technology Officer
(1)	Mr. Kraemer was appointed CFO on November 1, 2024.
(2)	Ms. Chivinski served as Senior Executive Vice President and Interim CFO from February 8, 2024 through October 31, 2024.
Ms. Chivinski retired on December 31, 2024. Ms. Chivinski is continuing in a consulting capacity for six months beginning
January 1, 2025 to ensure a continued, smooth transition of her duties and responsibilities.
(3)	Mr. McCollom separated from Fulton on February 8, 2024.
(4)	Mr. Sridharan separated from Fulton on January 31, 2025.

The following tables highlight the key factors and outcomes with respect to our 2024 financial performance and executive compensation program:

2024 Key Accomplishments and Financial Highlights

Executed: Successfully completed the largest acquisition in Company history.

Earnings Per Share: Diluted EPS of $1.57.

Net Interest Margin: Net interest margin of 3.42%.

Total Loans: Exceeded $24 billion in total loans.

Dividends: Declared $0.69 per share in dividends.

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2024 Executive Compensation Highlights

Performance-Based Compensation: 70% of CEO total target compensation was performance-based.

Say-on-Pay Results: Approximately 96% approval of our executive compensation program.

Annual Cash Incentive Results: Earned at 111.21% of target.

Long-Term Incentives (“LTI”): Granted in the form of performance-based RSUs (“Performance Shares”) that vest based on relative total shareholder return (“TSR”) and time-based RSUs.

2021 Long-Term Performance-Based Awards Results: The equity awards granted in 2021 vested in 2024 based on the following performance goals: (i) the TSR performance relative to peers was at the 78.57 percentile resulting in a 150.00% award vesting as a percentage of target for that component and (ii) the achievement of net income during the performance period of January 1, 2023 to December 31, 2023, sufficient to cover all dividends, if any, declared and paid to shareholders during the last four full quarters prior to the date of grant was met resulting in a 100% award vesting for that component.

Executive Compensation Philosophy

Our executive compensation philosophy and program are intended to achieve the following three objectives:

Align executive officer interests with shareholder interests	The interests of our executive officers should be closely aligned with our shareholders using key financial measures that contribute to long-term shareholder value.
Link pay to performance	A close link should exist between our executive officer compensation and our overall performance on both a short- and long-term basis. We seek to reward our executive officers for their contributions to our financial and non-financial achievements and to differentiate rewards to our executive officers based on their individual contributions.
Attract, motivate and retain executive officers	Our compensation program is designed to attract, motivate and retain highly talented executive officers.

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Summary of Executive Compensation Practices

Our HR Committee regularly reviews our compensation practices and policies to ensure that they further our executive compensation philosophy. Below is a summary of certain of our corporate governance and compensation practices. The HR Committee believes our corporate governance and compensation practices closely align with the interests of our shareholders.

Corporate Governance and Compensation Practices

What We Do

✓ HR Committee comprised exclusively of independent directors

✓ Align our executive compensation policy with business goals and shareholder interests

✓ Annual say-on-pay vote

✓ Independent executive compensation consultant

✓ Pay for performance – a substantial portion of executive compensation is variable or at risk

✓ LTI compensation aligned with shareholder interests and financial objectives

✓ NEO stock ownership requirements

✓ Rigorous compensation clawback policies that exceed Nasdaq requirements

✓ Evaluate and update the composition of our peer group on an annual basis

✓ Maintain effective balance of short- and long-term incentives

✓ Double-trigger change-in-control cash severance and equity vesting provisions

✓ Annual incentive compensation risk assessment

✓ Cap on NEO incentive compensation payments

What We Do Not Do

🛇 Permit hedging or pledging by executives

🛇 Spring-loading with respect to equity awards

🛇 Provide excise tax gross-ups in any NEO employment or change-in-control agreements

🛇 Reward executives for taking excessive, inappropriate or unnecessary risks

🛇 Allow the repricing of equity awards without shareholder approval

🛇 Allow the backdating of equity awards

🛇 Provide multi-year guaranteed salary increases or non-performance bonus arrangements
(other than guaranteed minimum bonuses for the year of hire used as a tool to attract new talent)

🛇 Rely exclusively on one metric in our executive compensation program

Pay for Performance

Our compensation philosophy is designed to align pay for performance on both a short- and long-term basis. We believe that the compensation of our executive officers should reflect Fulton’s overall performance as well as each individual executive officer’s specific contributions to that performance.

We believe that a significant portion of our executive officers’ total compensation should be “performance-based” and “at-risk,” meaning that its payment or vesting is based upon the achievement of predefined performance metrics. We also believe that a significant portion should be “variable,” meaning that actual compensation paid to our NEOs will increase or decrease based on the achievement of pre-determined performance metrics.

A significant portion of pay “at-risk” motivates our executives to achieve performance goals and create value for our shareholders.

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•	The annual incentive bonus awards are earned by our executives for the achievement of short-term performance goals and how well we perform relative to the industry and our peers. The amount paid is tied to the level of achieved performance, with higher payout levels reflecting superior performance.
•	Our long-term, performance-based equity awards reward our executives for achieving long-term performance goals while contributing to increased shareholder value. A portion of our long-term incentive awards are also tied to our performance relative to our peer group.

As reflected in the charts below, approximately 70% of our CEO’s target total 2024 compensation was “variable” or “at-risk,” and an average of approximately 54% of our other NEOs’ target total 2024 compensation was “variable” or “at-risk.”

Mr. Myers	Average for other NEOs(1)

(1)	Mr. McCollom separated from Fulton on February 8, 2024. Pursuant to the terms of his separation agreement, Mr. McCollom received a separation payment of $325,000. This separation payment was excluded in determining the average All Other Compensation paid to the other NEOs.

Executive Compensation Decision-Making Process

HR Committee

The HR Committee is currently comprised of four independent directors who are appointed on an annual basis.

The HR Committee is responsible for establishing and overseeing our executive compensation program in alignment with Fulton’s compensation philosophy. We do not have an exact formula or policy with regard to the allocation of compensation between cash and non-cash elements. The HR Committee determines the amount and type of our executive compensation considering: (i) publicly available peer executive compensation information and regional and community banking survey data, (ii) advice from our independent compensation consultant, (iii) the complexity, scope and responsibilities of the individual’s position and (iv) the CEO’s recommendations with respect to the other NEOs. The CEO is not involved in discussions and determinations related to his own compensation.

The HR Committee reviews and approves NEO base salaries and other compensation paid to the NEOs other than the CEO. The independent directors of the Board review and approve compensation decisions for the CEO. The HR Committee also administers Fulton’s equity and other compensation components.

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Management

Certain members of our executive management team attend regular HR Committee meetings at which Fulton’s performance and competitive compensation levels are discussed and evaluated. These executive management team members provide information and recommendations to the HR Committee with respect to our executive compensation design.

The CEO, with the HR Committee and without any other NEO present, reviews the performance of all NEOs other than the CEO. The HR Committee, without the CEO present, periodically reviews the CEO’s overall performance.

In 2024, the HR Committee determined the compensation of the NEOs other than the CEO. The Board determined the CEO’s 2024 compensation in executive session with only independent directors present.

Independent Compensation Consultant

In 2024, the HR Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook performed a variety of assignments during 2024, including: (i) conducting an NEO compensation market analysis, (ii) designing our executive compensation program including our annual cash incentive compensation awards (“VCP”) and equity awards, (iii) reviewing our director compensation program and (iv) providing general compensation advice regarding our NEOs. As part of FW Cook’s 2024 engagement, the HR Committee also instructed FW Cook to compare Fulton’s current compensation practices and executive compensation programs to our peers, evolving industry best practices and regulatory guidance.

In 2024, FW Cook and its affiliates did not provide any services to Fulton or its affiliates other than FW Cook’s services as independent compensation consultant. The HR Committee considered the independence of FW Cook for the 2024 engagement in light of SEC rules and Nasdaq listing standards related to compensation committee consultants. The HR Committee concluded that the work performed by FW Cook did not raise any conflict of interest and it further concluded that FW Cook satisfied SEC rules and Nasdaq listing standards with respect to compensation committee consultants.

2024 Peer Group

As part of its annual review of our executive compensation program, the HR Committee, with FW Cook’s assistance, established a peer group (the “2024 Peer Group”), based on a number of factors, including asset size, revenue composition, number of employees, market capitalization, geographic location, business model and composition of shareholder base. The HR Committee considered the 2024 Peer Group data, as well as other relevant data provided by FW Cook, in establishing 2024 base salaries, 2024 annual cash incentive compensation awards (“VCP Awards”) and setting LTI award levels granted in the form of RSUs and Performance Shares.

2024 Peer Group
Atlantic Union Bankshares Corporation	Northwest Bancshares, Inc.	United Bankshares, Inc.
Cadence Bank	Old National Bancorp	United Community Banks, Inc.
Columbia Banking System, Inc.(1)	Prosperity Bancshares, Inc.	Valley National Bancorp
Commerce Bancshares, Inc.	Provident Financial Services, Inc.	Wintrust Financial Corporation
F.N.B. Corporation	Simmons First National Corporation	WSFS Financial Corporation
Hancock Whitney Corporation	Trustmark Corporation
Independent Bank Corporation	UMB Financial Corporation
(1)	Added as a peer in 2024 in connection with its 2024 Umpqua Holdings Corporation acquisition.

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The HR Committee removes peer group companies upon the announcement that a peer group company is being acquired or is involved in a significant merger and acquisition transaction. The 2024 Peer Group is set forth below:

Shareholder Say-on-Pay Proposal Historical Results

The Board and the HR Committee consider the non-binding advisory say-on-pay vote as a barometer of shareholder support for our executive compensation program. Below are our say-on-pay votes for the past five years:

Year	2024	2023	2022	2021	2020
% Voted “FOR”	95.87%	96.41%	96.95%	97.17%	97.45%

These prior say-on-pay votes confirm shareholder support of our compensation philosophy and objective of linking executive compensation to performance delivery and shareholder value creation.

Compensation Plan Risk Review

At its January 2025 meeting, the HR Committee conducted its annual incentive compensation plan risk assessment review. The HR Committee received an incentive compensation plan risk assessment report from management, and the HR Committee determined that our incentive compensation design and plans do not promote undue risk taking.

Elements of Our Executive Compensation Program

Our executive compensation program currently provides for a mix of base salary, VCP Awards and long-term, equity-based incentive awards (“LTI Awards”). The HR Committee reviews these components and the effectiveness of our compensation program annually. The HR Committee generally targets a range around the median of our peer group for positioning target total direct NEO compensation. The purpose and key features of each element of our executive compensation program are as follows:

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2024 CEO Actual Direct Compensation	Average for Other NEOs’ Actual Direct Compensation	Purpose and Key Features

Base Salary
Purpose: Attract, motivate and retain NEOs. Key Feature: Base salary based on NEO’s position, experience, responsibilities and performance.

Annual Cash Incentive Awards – VCP Awards

Purpose: Reward NEOs for the achievement of certain short-term financial, risk management and business goals.

Key Feature: Reward NEOs for performance relative to the goals contained in our VCP scorecard.

Equity Awards – LTI Awards

Purpose: Focus NEOs’ attention on delivering long-term performance results that increase shareholder value.

Key Feature: Reward NEOs for our relative TSR performance and encourage retention through time-based RSUs.

All Other Compensation(1)
Purpose: Attract and retain NEOs. See below under heading “Other Compensation Elements” for a description of the items included in “All Other Compensation.”
(1)	Mr. McCollom separated from Fulton on February 8, 2024. Pursuant to the terms of his separation agreement, Mr. McCollom received a separation payment of $325,000. This separation payment was excluded in determining the average All Other Compensation paid to the other NEOs.

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Base Salary

The HR Committee is responsible for setting senior executive officer base salaries other than for our CEO. The HR Committee considers base salary levels as part of its process of ensuring that each senior executive officer’s overall compensation package is competitive, including annual and long-term incentives, the target amounts of which are generally based on a percentage of base salary.

Our NEO base salaries are set within a competitive range around Fulton’s peer median based upon the NEOs’ position, experience, responsibilities and performance. In 2024, the HR Committee examined the compensation levels of our NEOs based on the market analysis performed by FW Cook in order to appropriately compare the compensation of our NEOs to the compensation paid by other companies with which we compete for talent. The HR Committee increased the base salary of Mr. Myers based on the CEO market analysis performed by FW Cook to provide closer alignment of Mr. Myers with the peer CEO median. The other NEO salary increases were in connection with role changes.

Below are the 2023 and 2024 base salaries for each of the NEOs as of April of each year.

NEO	2023 Base Salary	2024 Base Salary	% Change
Curtis J. Myers	$850,000	$920,000	8.23%
Richard S. Kraemer(1)	-	$550,000	-
Angela M. Snyder(2)	$500,000	$550,000	10.0%
Meg R. Mueller	$433,290	$433,290	-
Beth Ann L. Chivinski(3)	$428,891	$500,000	16.58%
Mark R. McCollom(4)	$500,000	-	-
Karthik K. Sridharan(5)	$450,000	$450,000	-
(1)	Mr. Kraemer was appointed CFO on November 1, 2024.
(2)	Ms. Snyder’s base salary increased as a result of being appointed to President on January 1, 2024.
(3)	Ms. Chivinski’s base salary increased in February 2024 as a result of being appointed the Interim CFO.
(4)	Mr. McCollom separated from Fulton on February 8, 2024.
(5)	Mr. Sridharan separated from Fulton on January 31, 2025.

Annual Cash Incentives – VCP Awards

Overview

The HR Committee uses a scorecard approach to determine the VCP Award funding level, which we also refer to as the VCP payout. The HR Committee retains discretion to increase or decrease any VCP Award subject to a cap on individual awards of 200% of the target award.

2024 Scorecard Performance Metrics

In March 2024, the HR Committee approved the scorecard performance metrics for the 2024 VCP Awards (the “2024 Scorecard”) which calculates the performance of each scorecard metric individually with a threshold performance payout of 50% and maximum performance payout of 200%. In 2024, the scorecard calculation was changed from a composite score calculation methodology to an individual metric calculation. These design changes brought the 2024 Scorecard into better alignment with standard market practice for enterprise-wide plan design and supports Fulton’s continued focus on enhancing our performance-based culture. The 2024 Scorecard included key objectives in the following three categories: “Financial Results,” “Risk Management” and “Business Objectives.” The HR Committee believes each of these objectives is a key driver of Fulton’s performance and aligns Fulton and its NEOs’ focus on continued long-term shareholder value creation.

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Compared to the scorecard used for VCP awards in 2023, the 2024 Scorecard reflects adjustments to the goals and weightings within the Financial Results and Business Objectives categories. In addition, the 2024 Scorecard Financial Results target performance metrics were generally lower than those used in 2023, primarily reflecting the expected impact on Fulton’s financial performance due to an anticipated decline in short-term interest rates. The interest rate environment, which is an exogenous factor, is a significant driver of our profitability. As such, our target goals for 2024 reflected the negative 80-basis point projected twelve-month forward move in the Federal Funds Rate from the mid-point of the range as of December 2023. At the time we set our goals, we believed this was consistent with the broad trend expected by our peers and the banking industry.

In evaluating our actual financial results relative to established scorecard performance goals, the HR Committee typically excludes unusual items and items that do not occur on a regular basis, such as acquisition-related expenses, gains or losses on asset dispositions and other similar items in a manner consistent with how we disclose certain financial metrics that are not determined in accordance with generally accepted accounting principles (“GAAP”) in our earnings releases and other SEC filings. In evaluating our actual 2024 financial results relative to 2024 Scorecard performance goals, the HR Committee determined to also exclude the impacts of our purchase of substantially all of the assets and the assumption of substantially all of the deposits and certain other liabilities of Republic First Bank from the Federal Deposit Insurance Corporation on April 26, 2024 and our issuance of additional shares of common stock on May 1, 2024, which had a significant impact on our 2024 financial results and were not contemplated by the HR Committee at the time the 2024 Scorecard goals were established. The adjustments that were made to our actual 2024 EPS, return on average equity (“ROE”), operating expense to average assets, efficiency ratio and non-performing assets to total assets are reconciled in Annex A to this Proxy Statement.

Our 2024 performance goals, target performance metrics and relative weightings, as reflected in our 2024 Scorecard, were as follows:

2024 Scorecard Matrix
Performance Categories	Performance Sub-categories(1)

Financial Results	Score Rating	(Threshold) 50% Payout	(Target) 100% Payout	150% Payout	(Max) 200% Payout	Weight
	Adjusted EPS	$1.40	$1.56	$1.72	$1.87	30%
	Adjusted ROE	8.78%	9.75%	10.73%	11.70%	20%
	Adjusted Operating Expense/ Average Assets	2.51%	2.45%	2.39%	2.33%	10%
	Adjusted Efficiency Ratio	65.10%	63.50%	61.90%	60.30%	10%

Risk Management						Weight
	Capital, Liquidity, Management, Market Risk and Consumer Compliance					10%
	Asset Quality: Adjusted Non-performing Assets to Total Assets					10%

Business Objectives						Weight
	2024 Company-wide Employee Engagement Index (All Employees)					10%
(1) Interpolated on a straight-line basis.

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Target VCP Opportunities

In February 2024, the HR Committee approved the target VCP opportunities for each NEO with a payout range of 0% to 200% of target based on performance achievement against pre-established goals. In addition to this payout range, the HR Committee has the ability to modify individual payouts based on its holistic evaluation of Company and individual performance. The application of any modifier for an NEO would be informed by tailored individual goals without any specific weighting. The following table shows each NEO’s VCP opportunity range:

2024 VCP Award Matrix
NEO	Payment as a % of 2024 Eligible Earnings(1)
	VCP Threshold (50% of Target) Scorecard Result	VCP Target (100% of Target) Scorecard Result	VCP Maximum (200% of Target) Scorecard Result
Curtis J. Myers	50%	100%	200%
Richard S. Kraemer(2)	35%	70%	140%
Angela M. Snyder	35%	70%	140%
Meg R. Mueller	25%	50%	100%
Beth Ann L. Chivinski(3)	35%	70%	140%
Mark R. McCollom(4)	35%	70%	140%
Karthik S. Sridharan(5)	25%	50%	100%
(1)	For purposes of determining VCP Awards, eligible earnings are the actual 2024 base salary earnings paid to the NEOs.
(2)	Mr. Kraemer was hired on September 3, 2024 and had a guaranteed minimum VCP payment of $385,000.
(3)	Ms. Chivinski retired on December 31, 2024.
(4)	Mr. McCollom separated from Fulton on February 8, 2024.
(5)	Mr. Sridharan separated from Fulton on January 31, 2025.

VCP Payout Potential

In determining the VCP payout potential for each NEO, the HR Committee approved the following 2024 Scorecard matrix (“2024 Scorecard Matrix”):

VCP Scorecard Composite Score	VCP Payout Potential(1)
Threshold	50%
Target	100%
Maximum	200%
(1)	Payouts are interpolated on a straight-line basis.

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2024 Scorecard Results

The following table shows Fulton’s actual 2024 results with respect to the 2024 Scorecard:

Final 2024 Scorecard Matrix
Performance Categories	Performance Sub-categories(1)

Financial Results	Score Rating	(Threshold) 50% Payout	(Target) 100% Payout	150% Payout	(Max) 200% Payout	Weight	Actual Performance	Payout Percentage
	Adjusted EPS(2)	$1.40	$1.56	$1.72	$1.87	30%	$1.68	41.35%
	Adjusted ROE(2)	8.78%	9.75%	10.73%	11.70%	20%	10.58%	28.47%
	Adjusted Operating Expense/ Average Assets(2)	2.51%	2.45%	2.39%	2.33%	10%	2.52%	0.00%
	Adjusted Efficiency Ratio(2)	65.10%	63.50%	61.90%	60.30%	10%	62.94%	11.76%

Risk Management						Weight	Actual Performance	Payout Percentage
	Capital, Liquidity, Management, Market Risk and Consumer Compliance					10%	4	15.00%
	Asset Quality: Adjusted Non-performing Assets to Total Assets(2)					10%	0.73%	5.90%

Business Objectives						Weight	Actual Performance	Payout Percentage
	2024 Company-wide Employee Engagement Index (All Employees)					10%	67.46%	8.73%
						Total Funding %		111.21%

(1)  Interpolated on a straight-line basis.

(2)  Non-GAAP financial measure. For more information regarding the calculation of non-GAAP financial measures included in this section, please refer to the section titled “Non-GAAP Reconciliations” included in Annex A to this Proxy Statement.

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2024 VCP Award Compensation Payouts

Below are the NEOs’ 2024 VCP Award target and 2024 VCP Award paid based on a scorecard of 111.21% of target:

NEO	2024 VCP Award Target	2024 VCP Award Paid
Curtis J. Myers	$901,154	$1,002,173
Richard S. Kraemer(1)	$116,981	$130,095
Angela M. Snyder	$385,000	$428,159
Meg R. Mueller	$216,645	$240,931
Beth Ann L. Chivinski(2)	$344,257	$382,848
Mark R. McCollom(3)	-	-
Karthik K. Sridharan(4)	$225,000	$250,222

(1)  Mr. Kraemer had a minimum guaranteed 2024 VCP payment of $385,000 per the terms of his employment offer.

(2)  Ms. Chivinski served as Interim CFO from February 8, 2024 through October 31, 2024. Ms. Chivinski retired on December 31, 2024.

(3)  Mr. McCollom did not receive a VCP Award because he separated from Fulton prior to the VCP Award payment date.

(4)  Mr. Sridharan separated from Fulton on January 31, 2025.

Equity Awards – LTI Awards

Overview

In 2024, LTI Awards were granted to our NEOs in the form of Performance Shares and RSUs. LTI Awards are awarded to focus each of our NEO’s attention on delivering long-term performance results that increase shareholder value.

Performance Shares that vest, together with accrued dividend equivalent units, are settled in shares of Fulton common stock on a one-for-one basis. Dividend equivalent units will not be paid unless the Performance Shares vest.

RSUs, together with accrued dividends, are settled in shares of Fulton common stock. Dividend equivalent units are not paid until the RSUs vest.

The LTI Awards granted in 2024 are summarized below:

2024 Equity Award Structure
Performance Shares

Allocation: 65%

Grant Date: May 1, 2024

Performance Period: May 1, 2024 – March 31, 2027

Vesting: Relative TSR to 2024 Peer Group determines the number of Performance Shares earned for the performance period

RSUs
Allocation: 35% Grant Date: May 1, 2024 Vesting: 3-year, time-based cliff vesting

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Award Opportunities

The number of Performance Shares and RSUs awarded to each of the NEOs is based on a target opportunity amount that may be adjusted at the discretion of the HR Committee. For 2024, the target award opportunities (as a percentage of each NEO’s base salary) were as follows:

	2024 LTI Target Opportunity(1)
NEO	LTI Minimum (0% of Target)	LTI Target	LTI Maximum (125% of Target)
Curtis J. Myers	0%	135%	168.75%
Richard S. Kraemer(2)	0%	0%	0%
Angela M. Snyder	0%	100%	125.00%
Meg R. Mueller	0%	75%	93.75%
Beth Ann L. Chivinski(3)	0%	100%	125.00%
Mark R. McCollom(4)	0%	100%	125.00%
Karthik K. Sridharan(5)	0%	75%	93.75%
(1)	2024 LTI target opportunity is a percentage of the NEOs’ base salary as of January 1, 2024.
(2)	Mr. Kraemer was hired after the May 1, 2024 grant date and therefore was not eligible for a grant.
(3)	Ms. Chivinski served as Interim CFO from February 8, 2024 through October 31, 2024. Ms. Chivinski retired on December 31, 2024.
(4)	As a result of Mr. McCollom’s separation from Fulton on February 8, 2024, Mr. McCollom did not receive a 2024 LTI Award. The percentages in this table for Mr. McCollom represent his 2024 LTI opportunity prior to his separation.
(5)	Mr. Sridharan separated from Fulton on January 31, 2025.

The actual payout of the Performance Shares portion of the LTI award is based on 2024 Peer Group performance from May 1, 2024 through March 31, 2027 using the following pay line:

TSR Performance Pay Line	LTI TSR Payout Potential
TSR Threshold – 25th percentile	50%
TSR Target – 50th percentile	100%
TSR Maximum – 75th percentile or greater	150%

The actual number of shares of Fulton common stock, if any, issued upon vesting may be higher or lower than the number of Performance Shares granted to the NEOs based on the attainment of the performance goal underlying the Performance Shares.

The 2024 grant date fair value of the LTI awards and the total number of Performance Shares and RSUs awarded are set forth below:

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NEO	2024 Grant Date Fair Value of LTI Award(1)	Performance Shares Awarded-Subject to TSR Performance	RSUs Awarded
Curtis J. Myers	$1,329,526	46,341	24,953
Richard S. Kraemer(2)	-	-	-
Angela M. Snyder	$637,240	22,212	11,959
Meg R. Mueller	$376,515	13,124	7,066
Beth Ann L. Chivinski(3)	$496,928	17,321	9,326
Mark R. McCollom(4)	-	-	-
Karthik K. Sridharan(5)	$391,024	13,630	7,338
(1)	Based on the $16.90 May 1, 2024 grant date fair value.
(2)	No grant was made to Mr. Kraemer because he was hired after the May 1, 2024 grant date.
(3)	Ms. Chivinski served as Interim CFO from February 8, 2024 through October 31, 2024. Ms. Chivinski retired on December 31, 2024.
(4)	As a result of his separation from Fulton on February 8, 2024, Mr. McCollom was not eligible for a 2024 LTI Award.
(5)	Mr. Sridharan separated from Fulton on January 31, 2025 and forfeited his 2024 Performance Shares.

Payout of 2021 Performance-Based Equity Awards

Fulton granted to the NEOs on May 1, 2021 performance share unit awards (the “2021 Performance Share Award”) that vested on May 1, 2024 based on the achievement of the performance goals. The performance metric targets and results are as follows:

2021 Performance Share Award Metrics	Weighting	Performance Period Targets	Actual Results	% of Payment
3-year TSR	65.0%	TSR Relative to 2020 Peer Group from May 1, 2021 to March 31, 2024	78.57 Percentile	150.00%
Profit Trigger	35.0%	Achievement of net income by Fulton during the performance period of January 1, 2023 to December 31, 2023 sufficient to cover all dividends if any, declared and paid to shareholders during the last four full quarters prior to the grant date	100.00%	100.00%
		Total Payout as a % of Target		132.50%

With respect to the 2021 Performance Share Award, the total number of Performance Shares awarded, the grant date fair value of Performance Shares awarded, the total number of shares of Fulton common stock issued upon vesting and the total value of shares of Fulton common stock issued upon vesting are as follows:

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NEO	Total Number of Performance Shares Awarded	Grant Date Fair Value of Performance Shares Awarded	Total Number of Shares of Fulton Common Stock Issued upon Vesting	Total Value of Shares of Fulton Common Stock Issued upon Vesting(1)
Curtis J. Myers	32,903	$558,644	49,653	$839,140
Richard S. Kraemer(2)	-	-	-	-
Angela M. Snyder	17,358	$294,713	26,195	$442,688
Meg R. Mueller	17,358	$294,713	26,195	$442,688
Beth Ann L. Chivinski	17,182	$291,725	25,929	$438,202
Mark R. McCollom(3)	25,549	$433,784	-	-
Karthik K. Sridharan(2)	-	-	-	-
(1)	Shares valued at $16.90 per share on the May 1, 2024 vesting date. Vested amounts include accrued dividend equivalent units.
(2)	Mr. Kraemer and Mr. Sridharan were hired after 2021 and therefore did not receive a 2021 Performance Share award.
(3)	As a result of his separation from Fulton on February 8, 2024, Mr. McCollom forfeited his 2021 Performance Share Award.

Other Compensation Elements

Employee Stock Purchase Plan. The ESPP is designed to advance the interests of Fulton and its shareholders by encouraging employees to acquire a stake in our future by purchasing shares of Fulton common stock. We limit payroll deduction and annual employee participation to $15,000. The NEOs are eligible to purchase shares through the ESPP at a discount, currently 15%, on the same basis as other employees participating in the ESPP.

Defined Contribution Plan – 401(k) Plan. Fulton provides the 401(k) Plan to the NEOs and other employees that allows employees to defer a portion of their compensation and contribute such amount to the 401(k) Plan on a pre-tax basis. For 2024, Fulton matched 100% of employee contributions, up to 5% of eligible compensation, subject to contribution limits imposed by the Internal Revenue Code of 1986, as amended (the “Tax Code”).

Deferred Compensation Plan. Fulton’s nonqualified DCP permits non-employee directors to elect to defer receipt of cash director fees. The DCP also enables us to credit certain senior officers, including the NEOs, with full-employer matching contributions each year equal to the contributions they would have otherwise been eligible to receive under the 401(k) Plan notwithstanding the contribution limits imposed by the Tax Code. Under the DCP, eligible employees, including the NEOs, may elect to defer receipt of up to 90% their base salary and/or up to 90% of their annual cash incentive or bonus payments. Depending on the NEOs’ specific election, payments may be made as a lump sum or in equal installments over a specified period of time. With respect to deferrals made in or after 2021, payments begin on the first day of the seventh month after termination. With respect to deferrals made in or prior to 2020, payments may begin upon the later of age 62 or the NEOs’ termination date. Both employee and employer contributions are 100% vested immediately.

Death Benefits. In the event an NEO dies while actively employed by Fulton, such NEO’s estate or beneficiaries are eligible for a payment equal to two times the NEO’s base salary (plus an amount equal to applicable individual income taxes due on such amounts) pursuant to individual death benefit agreements between Fulton and that NEO.

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In addition, under the terms of their death benefit agreements, Mr. Myers and Messes. Chivinski and Snyder would each receive a reduced, post-retirement death benefit of $5,000. The other NEOs are not eligible for any post-retirement death benefit.

Health, Dental and Vision Benefits. We offer a comprehensive benefits package for health, dental and vision insurance coverage for all full-time employees, including the NEOs and their eligible spouses and dependents. We pay a portion of the premium for the coverage selected, and the amount paid varies with each health, dental and vision plan.

Other NEO Benefits. We provide our NEOs with a variety of other perquisites and personal benefits that the HR Committee believes are necessary to facilitate Fulton’s business operations, including a company-owned automobile or a car allowance, club memberships and other executive benefits. These benefits enable us to attract and retain talented senior officers for key positions. The 2024 amounts are included in the “All Other Compensation” column of the “Summary Compensation Table.”

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Executive Compensation Policies

Stock Hedging and Pledging Policy and Stock Trading Procedures

We have an Insider Trading Policy that requires all directors, officers, and employees of Fulton to adhere to certain rules when trading in our securities. Among other requirements, directors, officers and employees of Fulton that know of material, non-public information regarding Fulton may not: (i) buy or sell Fulton securities while the information remains non-public or (ii) disclose the information to relatives, friends or any other person. In addition, we prohibit our NEOs from engaging in hedging and other speculative transactions involving our securities, including “short sales,” “puts,” and pledging our securities. Fulton’s NEOs are also prohibited from holding Fulton securities in a margin account or otherwise pledging Fulton securities as collateral for a loan and must provide advance notice of any sale, purchase, stock option exercise, gift or other transfer of Fulton securities, including by members of the NEOs’ immediate family sharing the same household, or any corporation, partnership or trust in which any such person has an economic interest or investment control.

Stock Ownership Guidelines

Pursuant to the Guidelines, stock ownership for Fulton’s executive officers is calculated as a multiple of each of the NEO’s annual base salary as follows:

NEO Position	Minimum Ownership of Fulton Common Stock (Multiple of Base Salary)
CEO	6.0
President	3.0
CFO	3.0
Other NEOs	2.0

Compliance with our stock ownership guidelines is determined on an annual basis. The Guidelines require that each executive officer comply with our stock ownership requirements within five years after the later of: (i) first being appointed to his or her position, (ii) being hired by Fulton or (iii) a change in the minimum ownership requirement. Stock ownership excludes Fulton stock options and unvested equity awards, but includes all other shares beneficially owned and reported on an individual’s Form 3, 4 or 5 filed with the SEC, including shares owned individually, deferred vested stock unit awards, shares held in retirement accounts, indirect ownership and jointly held shares of Fulton common stock. As of December 31, 2024, Mr. Myers has until December 31, 2028 to comply with the stock ownership guideline requirements. Ms. Snyder and Mr. Kraemer have until December 31, 2029 to comply with the stock ownership guideline requirements. Except for Mr. Sridharan (who, prior to his departure, had until December 31, 2028 to comply with his stock ownership guideline requirements), all of the other NEOs who were employed by Fulton on December 31, 2024 satisfied their respective stock ownership guideline requirements.

Clawback Policies

Fulton maintains two distinct clawback policies – its Amended and Restated Compensatory Recovery “Clawback” Policy (the “Clawback Policy”) and its Mandatory Recovery of Compensation Policy (the “Mandatory Clawback Policy”).

Our Clawback Policy contains clawback provisions for all participants, including the NEOs, with respect to performance-based compensation, including VCP Awards and Performance Shares. The Clawback Policy identifies the events that may give rise to a clawback, including: (i) any accounting restatement due to Fulton’s material noncompliance with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, (ii) there is a material inaccuracy in the calculation of Fulton’s performance metrics used to determine incentive compensation or (iii) there is a material violation of our Code of Conduct resulting in a negative financial impact to Fulton.

Our Board also adopted a separate and distinct Mandatory Clawback Policy that applies to any performance-based compensation paid to executive officers, including the NEOs. Except as provided in the Mandatory Clawback Policy, if Fulton is required to prepare any accounting restatement

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due to Fulton’s material noncompliance with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then the Board will recover any recoverable amount of any incentive compensation received by a current or former executive officer. The recoverable amount will be repaid to Fulton within a reasonable time after the current or former executive officer is notified of the recoverable amount. Recovery under the Mandatory Clawback Policy will apply regardless of any misconduct, fault, or illegal activity of Fulton, the executive officer, or the Board.

Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Other than through participation in our ESPP, we did not grant any options to any employee or other service provider in 2024, and as of December 31, 2024, we had no options outstanding that were granted to any employee or other service provider. With respect to our annual equity awards, the dollar value of such awards to be granted to the NEOs are typically approved at a meeting held in February of each year by the Board, in the case of Mr. Myers, and by the HR Committee, in the case of the other NEOs. The grant date for those annual equity awards is May 1 of each year. The dollar value of the annual equity awards to the NEOs is converted into shares by dividing the dollar value of each annual equity award by the closing price of our common stock on the grant date or, if the grant date is not a business day, then the next preceding business day, rounded down to the nearest whole share. The Board and the HR Committee do not take into account material nonpublic information when determining the timing and terms of annual equity awards to our NEOs. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Tax Deductibility of Compensation Expense

Section 162(m) of the Tax Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While the HR Committee considers the deductibility of awards as one factor in determining executive compensation, the HR Committee also looks at other factors in making its decisions, as detailed in the CD&A, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

CEO Pay Ratio Disclosure

We are providing the following information about the annual total compensation of our median employee (“Median Employee”) and the annual total compensation of our CEO:

Pay Ratio Summary
•	The 2024 annual total compensation of our Median Employee (other than our CEO) was $68,288.
•	The 2024 annual total compensation of our CEO, as reported in the Summary Compensation Table, was $3,337,831.
•	For 2024, the ratio of the annual total compensation of our CEO to our Median Employee was 48.88 to 1.

Our pay ratio estimate was calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

As of December 31, 2024, we identified a new Median Employee because the previous Median Employee moved to a different position and had a significant compensation change in 2024. We determined the new Median Employee by comparing the total compensation in Box 5 on the 2024 W-2 tax statements for our employee population as of December 31, 2024. We identified our Median Employee using this consistently applied compensation measure (excluding our CEO and employees that departed our workforce prior to December 31, 2024). In making this determination, we annualized the compensation of permanent full-time employees who were hired in 2024 and did not work for us during our entire fiscal year but were still employed as of December 31, 2024.

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For the 2024 pay ratio, we combined all of the elements of such employee’s compensation for 2024 consistent with the requirements of Item 402(c)(2)(x) of Regulation S-K. For our CEO, the same process and amount reported in the “Total” column of our 2024 Summary Compensation Table (“SCT”) was used.

HR Committee Report

The HR Committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on the review and discussions, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in this Proxy Statement.

HR Committee

Ronald H. Spair, Chair
Lisa Crutchfield, Vice Chair
Steven S. Etter
James R. Moxley III

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Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Curtis J. Myers Chairman of the Board and CEO (PEO)	2024	901,154	-	1,329,526	1,002,173	104,977	3,337,830
	2023	850,000	-	954,757	382,500	122,183	2,309,440
	2022	638,057	-	626,009	767,423	107,556	2,139,045
Richard S. Kraemer(5) Senior Executive Vice President and CFO (PFO)	2024	167,115	298,064	749,997	130,095	14,230	1,359,501
	2023	-	-	-	-	-	-
	2022	-	-	-	-	-	-
Angela M. Snyder(6) President	2024	550,000	-	637,240	428,159	72,181	1,687,580
	2023	500,000	-	468,014	175,000	65,881	1,208,895
	2022	459,865	-	378,563	390,426	55,414	1,284,268
Meg R. Mueller(7) Senior Executive Vice President and Enterprise Credit Executive	2024	433,290	-	376,515	240,931	53,409	1,104,145
	2023	428,803	-	292,475	107,201	48,819	877,298
	2022	413,358	-	300,235	292,451	50,505	1,056,549
Beth Ann L. Chivinski(8) Senior Executive Vice President and former Interim CFO (Former PFO)	2024	491,795	-	496,928	382,848	32,591	1,404,162
	2023	424,450	-	289,507	106,112	38,527	858,596
	2022	409,161	-	297,187	289,481	41,813	1,037,642
Mark R. McCollom(9) Former Senior Executive Vice President and CFO (Former PFO)	2024	65,385	-	-	-	330,658	396,043
	2023	500,000	-	468,014	-	86,465	1,054,479
	2022	456,305	-	441,922	451,970	81,600	1,431,797
Karthik K. Sridharan(10) Senior Executive Vice President and Chief Operations and Technology Officer	2024	450,000	-	391,024	250,222	29,273	1,120,519
	2023	242,308	37,500	199,996	112,500	11,479	603,783
(1)	Titles and positions listed are as of December 31, 2024.
(2)	Amounts represent the grant date fair values of stock awards (RSUs and Performance Shares), granted to our NEOs during the applicable year. Mr. Kraemer’s grant was a new hire grant of RSUs on September 3, 2024. The closing price of Fulton common stock on September 3, 2024 was $19.21. The grant date fair value of the Performance Shares in 2024, 2023 and 2022 was determined in accordance with ASC Topic 718. Assumptions used in the calculation of the amounts reported in this column are discussed in Note 16 to our Consolidated Financial Statements for the fiscal year ended December 31, 2024, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Fair value is based on a Monte Carlo simulation used to account for market conditions. The number and type of awards granted in 2024 is reflected in the “Grants of Plan-Based Awards” table below. The fair value of Performance Shares granted in 2024, 2023 and 2022 are shown in this table assuming the target level of such awards will be earned. The grant date fair value of the Performance Shares granted in 2024, if earned at the maximum performance level, would equal $1,783,436 for Mr. Myers; $666,587 for Ms. Chivinski; $854,807 for Ms. Snyder; $524,530 for Mr. Sridharan; and $505,064 for Ms. Mueller. As a result of Mr. McCollom’s separation on February 8, 2024,
Mr. McCollom forfeited all of his Performance Shares.
(3)	The amounts reported in this column are VCP Awards detailed under “Annual Cash Incentives – VCP Awards” beginning on page 39.
(4)	All other compensation includes: (i) Fulton contributions to the 401(k) Plan, (ii) Fulton contributions to the DCP, (iii) Fulton-paid club memberships, (iv) automobile perquisites and (v) other benefits individually that, except for Mr. McCollom and Ms. Snyder for 2024, are less than the greater of $25,000 or 10% of all perquisites. A breakdown of “All Other Compensation” is included in the table below.

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(5)	Mr. Kraemer was entitled to a minimum guaranteed bonus of $385,000 for 2024. Due to the 2024 Scorecard performance of 111.21% of target, Mr. Kraemer received a bonus of $298,064 in addition to a VCP Award of $130,095. The guaranteed bonus was a one-time arrangement negotiated as part of Mr. Kraemer’s hire in 2024. Mr. Kraemer was appointed CFO on November 1, 2024.
(6)	Ms. Snyder was appointed President on January 1, 2024.
(7)	Ms. Mueller was appointed Senior Vice President and Enterprise Credit Executive on August 1, 2024.
(8)	Ms. Chivinski was appointed the Interim CFO on February 8, 2024. Ms. Chivinski ceased to be the Interim CFO on November 1, 2024 and retired on December 31, 2024.
(9)	Mr. McCollom separated from Fulton on February 8, 2024. Pursuant to the terms of his separation agreement, Mr. McCollom received a separation payment of $325,000.
(10)	Mr. Sridharan was entitled to a guaranteed 2023 VCP bonus of $150,000 resulting in a bonus of $37,500 in addition to his 2023 VCP Award of $112,500. This guaranteed bonus was a one-time arrangement negotiated as part of Mr. Sridharan’s hire in 2023. Mr. Sridharan separated from Fulton on January 31, 2025.

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All Other Compensation

Name	Year	Qualified Retirement Plan Company Contribution ($)	Nonqualified Deferred Compensation Plan Company Contribution ($)	Club Memberships ($)	Automobile Perquisites ($)	Other Compensation and Perquisites(1) ($)	Total All Other Compensation ($)(2)
Curtis J. Myers	2024	17,250	47,320	24,865	4,647	10,894	104,977
	2023	16,500	64,839	24,705	4,386	11,753	122,183
	2022	15,250	57,441	19,661	3,640	11,564	107,556
Richard S. Kraemer	2024	-	-	-	6,400	7,830	14,230
Angela M. Snyder(3)	2024	17,250	19,198	-	2,204	33,529	72,181
	2023	16,500	28,370	864	2,095	18,052	65,881
	2022	15,250	24,827	2,935	2,019	10,383	55,414
Meg R. Mueller	2024	17,250	-	13,887	11,169	11,104	53,409
	2023	16,500	-	16,178	11,150	4,991	48,819
	2022	15,250	-	15,800	11,215	8,240	50,505
Beth Ann L. Chivinski	2024	17,250	12,660	-	1,481	1,200	32,591
	2023	16,500	19,212	-	1,615	1,200	38,527
	2022	15,250	21,746	-	2,988	1,829	41,813
Mark R. McCollom(4)	2024	2,308	-	-	3,200	325,150(5)	330,658
	2023	16,500	31,099	18,337	19,000	1,529	86,465
	2022	15,250	33,362	14,088	18,000	900	81,600
Karthik K. Sridharan	2024	7,788	1,385	-	19,200	900	29,273
	2023	-	-	-	10,400	1,079	11,479
(1)	The amount of “Other Compensation and Perquisites” includes personal travel, taxable housing expense, reimbursements for mobile device expenses, company-provided mobile devices, spousal travel, company-sponsored trips and wellness credits from our benefits programs. For 2024, Mr. Myers’, Ms. Mueller’s and Ms. Snyder’s personal travel included a tax gross up of $3,371, $2,290 and $1,086, respectively. For Mr. Myers, Ms. Mueller and Ms. Snyder, 2022 personal travel included a tax gross up of $3,897, $2,168 and $2,235, respectively, and 2023 personal traveled included a tax gross up of $4,030, $1,165 and $2,014, respectively.
(2)	Due to rounding, the amount in Total All Other Compensation may not equal the sum of the individual components.
(3)	All Other Compensation and Perquisites amount for Ms. Snyder for 2024 includes a housing allowance of $28,048.
(4)	Mr. McCollom separated from Fulton on February 8, 2024.
(5)	Mr. McCollom received $325,000 in connection with his separation from Fulton on February 8, 2024.

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Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)	($)
Curtis J. Myers	3/18/2024	5/1/2024	-	-	-	-	-	-	24,953	421,706
	3/18/2024	5/1/2024	-	-	-	23,171	46,341	69,512	-	907,820
	2/08/2024	-	450,577	901,154	1,802,308	-	-	-	-	-
Richard S. Kraemer(5)	7/15/2024	9/3/24	-	-	-	-	-	-	39,042	749,997
	7/15/2024	-	58,490	116,981	233,962	-	-	-	-	-
Angela M. Snyder	3/18/2024	5/1/2024	-	-	-	-	-	-	11,959	202,107
	3/18/2024	5/1/2024	-	-	-	11,106	22,212	33,318	-	435,133
	2/08/2024	-	192,500	385,000	770,000	-	-	-	-	-
Meg R. Mueller	3/18/2024	5/1/2024	-	-	-	-	-	-	7,066	119,415
	3/18/2024	5/1/2024	-	-	-	6,562	13,124	19,686	-	257,099
	2/08/2024	-	108,323	216,645	433,290	-	-	-	-	-
Beth Ann L. Chivinski	3/18/2024	5/1/2024	-	-	-	-	-	-	9,326	157,609
	3/18/2024	5/1/2024	-	-	-	8,661	17,321	25,982	-	339,318
	2/08/2024	-	172,128	344,257	688,513	-	-	-	-	-
Mark R. McCollom(6)	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-
Karthik K. Sridharan(7)	3/18/2024	5/1/2024	-	-	-	-	-	-	7,338	124,012
	3/18/2024	5/1/2024	-	-	-	6,815	13,630	20,445	-	267,012
	2/08/2024	-	112,500	225,000	450,000	-	-	-	-	-
(1)	The amounts reflect incentive cash bonuses with respect to the VCP. The actual amounts paid for 2024 with respect to the VCP is set forth in the “Non-Equity Incentive Plan Compensation” column of the SCT.
(2)	Represents the number of Performance Shares granted to the NEOs. Performance Shares are earned and vested based on the actual performance level achieved with respect to Fulton’s relative TSR during the performance period. The actual number of 2024 Performance Shares earned and vested is interpolated on a straight-line basis between the relevant targets.
(3)	Represents the number of RSUs granted to the NEOs.
(4)	See footnote 2 to the SCT on page 51 for additional information regarding the grant date fair value of the Performance Shares and RSUs. The grant date fair value of each equity award is computed in accordance with FASB ASC Topic 718. The closing price of Fulton common stock on the May 1, 2024 grant date was $16.90 and the closing price of Fulton common stock on the September 3, 2024 grant date was $19.21. All RSUs and Performance Shares were granted under the 2022 Amended and Restated Equity and Cash Incentive Compensation Plan (the “Equity Plan”).
(5)	Mr. Kraemer was granted a new hire award of RSUs on September 3, 2024. Mr. Kraemer was ineligible to receive a 2024 LTI Award since his hire date was after the May 1, 2024 grant date.
(6)	Mr. McCollom was not granted any awards during 2024 due to his separation from Fulton on February 8, 2024.
(7)	Mr. Sridharan separated from Fulton on January 31, 2025 and his unvested Performance Shares were forfeited.

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2024 Outstanding Equity Awards at December 31, 2024

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)
Curtis J. Myers	-		61,656(4)	1,188,726
	-		122,559(5)	2,362,937
	25,424(A)	490,182	70,825(6)	1,365,498
Richard S. Kraemer	39,405(B)	759,738	-	-
Angela M. Snyder	-	-	37,285(4)	718,850
	-	-	60,078(5)	1,158,299
	11,898(A)	229,385	33,947(6)	654,506
Meg R. Mueller	-	-	29,571(4)	570,124
	-	-	37,544(5)	723,857
	7,029(A)	135,525	20,058(6)	386,716
Beth Ann L. Chivinski	-	-	29,271(4)	564,336
	-	-	37,163(5)	716,508
	-	-	26,472(6)	510,386
Mark R. McCollom(7)	-	-	-	-
	-	-	-	-
	-	-	-	-
Karthik K. Sridharan(8)	15,385(C)	296,623	-	-
	7,477(D)	144,149	20,831(6)	401,626
(1)	Represents the number of RSUs and accrued dividend equivalent units on December 31, 2024.
(A)	RSUs granted May 1, 2024. The RSUs will vest on May 1, 2027.
(B)	RSUs granted on September 3, 2024. One-third of the RSUs will vest on each of September 3, 2025, 2026 and 2027.
(C)	RSUs granted September 1, 2023. The RSUs vested on January 31, 2025 as a result of Mr. Sridharan's separation from Fulton.
(D)	RSUs granted May 1, 2024. The RSUs vested on January 31, 2025 as a result of Mr. Sridharan's separation from Fulton.
(2)	Market value of Performance Shares and RSUs shown is based on the Fulton closing price of $19.28 on December 31, 2024. The number of Performance Shares and RSUs includes dividend equivalent units accrued through December 31, 2024. As of December 31, 2024, the relative TSR performance that determined the number of Performance Shares allocated to the TSR component of the 2022, 2023 and 2024 Performance Shares awards were at target or above performance levels, and, as such, amounts are shown based upon maximum vesting of 150% for this component. For 2022 and 2023, with respect to the profit trigger component, maximum vesting of 100% has been used in the calculation.
(3)	Represents the number of Performance Shares and accrued dividend equivalent units on December 31, 2024 based on maximum vesting.
(4)	Performance Shares granted on May 1, 2022. If the performance criteria is achieved, then earned Performance Shares will vest on May 1, 2025.
(5)	Performance Shares granted on May 1, 2023. If the performance criteria is achieved, then earned Performance Shares will vest on May 1, 2026.
(6)	Performance Shares granted on May 1, 2024. If the performance criteria is achieved, then earned Performance Shares will vest on May 1, 2027.
(7)	Mr. McCollom forfeited all of his unvested stock awards upon his February 8, 2024 separation from Fulton.
(8)	Mr. Sridharan forfeited his 2024 Performance Shares on the date of his January 31, 2025 separation from Fulton.

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2024 Option Exercise and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Curtis J. Myers	-	-	49,653	$839,140
Richard S. Kraemer	-	-	-	-
Angela M. Snyder	-	-	26,477	$447,485
Meg R. Mueller	-	-	26,362	$445,510
Beth Ann L. Chivinski	-	-	26,149	$441,920
Mark R. McCollom	-	-	-	-
Karthik K. Sridharan	-	-	-	-
(1)	Vested Performance Shares valued at $16.90 per share on the May 1, 2024 vesting date and include accrued dividend equivalent units. Amounts for Ms. Snyder, Ms. Mueller and Ms. Chivinski also include RSUs withheld to cover Social Security and Medicare taxes due to retirement eligibility at the time of the 2024 grant. With respect to Ms. Mueller and Ms. Chivinski, shares were withheld to cover taxes at the time of grant, and, with respect to Ms. Snyder, shares were withheld to cover taxes upon becoming retirement eligible on May 22, 2024.

2024 Non-Qualified Deferred Compensation(1)

Name	NEO Contributions in Last Fiscal Year(2) ($)	Registrant Contributions in Last Fiscal Year(3) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals and Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-end(4) ($)
Curtis J. Myers	111,277	47,320	222,636	-	1,708,909
Richard S. Kraemer	-	-	-	-	-
Angela M. Snyder	156,250	19,198	232,861	-	1,683,758
Meg R. Mueller	-	-	149	-	3,046
Beth Ann L. Chivinski	18,006	12,660	24,589	-	381,453
Mark R. McCollom	-	-	37,572	50,830	231,073
Karthik K. Sridharan	7,050	1,385	182	-	8,617
(1)	For more details on our DCP, see “Deferred Compensation Plan” on page 46.
(2)	Amounts listed as NEO Contributions in Last Fiscal Year are included in the SCT for 2024 as Base Salary and/or Non-Equity Incentive Plan Compensation.
(3)	Amounts listed as Registrant Contributions to the DCP are also included as part of the NEOs’ “Total All Other Compensation” in the SCT.
(4)	The aggregate balances as of December 31, 2024 include the following amounts previously reported in the SCT for prior years for Messrs. Myers and McCollom, and Messes. Snyder, Mueller and Chivinski of $871,485, $219,463, $648,041, $0 and $126,124, respectively. Amounts listed as aggregate balances will be paid to the NEOs upon termination of employment for any reason. Refer to the DCP narrative description on page 46 for additional information.

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Employment Agreements, Severance and Change In Control Payments, Consulting Agreement and Separation Agreement

We entered into employment agreements with certain of our employees, including each of our NEOs. Fulton entered into separate employment agreements and change in control agreements with each of the NEOs, all effective as of January 1, 2018, except for Mr. Myers, whose agreements were effective January 1, 2023, Mr. Sridharan, whose agreements were effective June 12, 2023, and Mr. Kraemer, whose agreements were effective September 3, 2024. The employment agreements (individually, an “Employment Agreement,” and collectively, the “Employment Agreements”) and key employee change in control agreements (individually, a “CIC Agreement,” and collectively, the “CIC Agreements”) with the NEOs continue until the NEO’s employment is terminated and expire on December 31 of the calendar year in which the NEO attains age 65. In addition to the benefits described below, the Employment Agreements and the CIC Agreements provide for: (i) the receipt of base salary, (ii) the participation in Fulton’s incentive bonus programs and (iii) the participation in Fulton’s retirement plans, welfare benefit plans and other benefit programs.

The severance benefits our NEOs are entitled to receive are discussed in the Section titled “Potential Payments on Termination and Change in Control.”

The Employment Agreements contain confidentiality restrictions and include non-competition and non-solicitation covenants that continue for one year following termination of employment. The non-competition and non-solicitation covenants in the Employment Agreements will not apply if the NEO terminates employment for Good Reason (defined below), or if the NEO’s employment is terminated Without Cause (defined below), but a separate one year non-solicitation covenant in the CIC Agreement will apply if the termination occurs 90 days prior to or two years following a change in control. The Employment Agreements and the CIC Agreements do not include excise tax gross-up provisions. Severance under the Employment Agreements is conditioned on the NEO’s execution and non-revocation of a release of claims in favor of Fulton and certain other persons and entities.

On February 8, 2024, Mr. McCollom separated from his position as CFO of Fulton and Fulton Bank. In connection with his separation, Fulton and Mr. McCollom entered into a Separation Agreement and General Release (the “Separation Agreement”). Under the Separation Agreement, Fulton agreed to pay Mr. McCollom $325,000. The Separation Agreement contained a release of claims and a reaffirmation of certain restrictive covenants in favor of Fulton and Fulton Bank. As a result of his termination, Mr. McCollom also became entitled to receive his DCP benefit (valued at $252,199.01 on the date of such termination) to be paid in accordance with the terms of the DCP.

Ms. Chivinski retired on December 31, 2024. On November 1, 2024, Fulton entered into a Consulting Agreement with Ms. Chivinski (the “Consulting Agreement”). The term of the Consulting Agreement commenced on January 1, 2025 and ends on June 30, 2025, unless earlier terminated by either Fulton or Ms. Chivinski. Under the Consulting Agreement, Ms. Chivinski will provide advice to Fulton as requested as an independent contractor to ensure the continued, smooth transition of her duties and responsibilities. As sole compensation for her services under the Consulting Agreement, Ms. Chivinski was paid $1,250,000.00 in a lump sum during the first month of the term of the Consulting Agreement. In addition, Fulton will pay or reimburse Ms. Chivinski for reasonable expenses incurred by Ms. Chivinski in performing services under the Consulting Agreement. Ms. Chivinski will remain subject to the confidentiality, non-competition, non-solicitation and clawback provisions set forth in Section 5 of her Employment Agreement. The Consulting Agreement also contains a general release of claims on the part of Ms. Chivinski.

Potential Payments on Termination and Change in Control

Set forth below is a summary of the material terms regarding the potential compensation of Fulton’s NEOs in connection with a termination event or change in control of Fulton. In addition to the amounts set forth below, as the result of any termination of employment on December 31, 2024, each of the NEOs would be entitled to receive the amounts listed for him or her in the “Aggregate Balance at Last Fiscal Year-end” column of the 2024 Non-Qualified Deferred Compensation Table set forth above.

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The following defined terms will have the meanings set forth below:

Definitions. The relevant definitions under the CIC Agreement are summarized as follows:

•	“Cause” means (i) the NEO’s commitment of a felony or misdemeanor resulting or intending to result directly or indirectly in gain or personal enrichment to the NEO,(ii) the NEO’s use of alcohol or other drugs which interferes with the NEO’s performance, (iii) the NEO’s continuing deliberate and intentional refusal or failure to perform the NEO’s duties to Fulton, (iv) the NEO’s participation in conduct that brings public discredit on or injures the reputation of Fulton or (v) the NEO’s legal preclusion of employment.
•	“Change in Control” means (i) during any period of not more than 36 months, the individuals that constituted the Board at the beginning of such period, with certain exceptions, cease to constitute at least a majority of Fulton’s Board, (ii) beneficial ownership of more than 30% of the outstanding voting power of Fulton common stock is acquired by any person, with certain exceptions, (iii) a merger or consolidation involving Fulton is consummated, unless at least 50% of the voting power of the resulting entity is represented by Fulton voting securities outstanding prior to such merger or consolidation, no person beneficially has the power to vote 30% or more of the voting power of the resulting entity, and at least a majority of the members of the board of directors of the resulting entity were members of the Board prior to the execution of the agreement which effectuated such merger or consolidation, (iv) the sale of all or substantially all of the assets of Fulton is consummated, or (v) Fulton’s shareholders approve a plan of liquidation or dissolution.
•	“Disability” means a medically determinable physical or medical impairment that is expected to result in death or to last for at least 12 months and that either renders the NEO unable to engage in any substantial gainful activity or qualifies the NEO for benefits under a Fulton disability plan.
•	“Good Reason” means (i) a breach by Fulton of its material obligations without remedy, (ii) a significant change in the NEO’s authority, duties, compensation or benefits or (iii) a relocation of the NEO outside a specified distance from where the NEO previously was based.
•	“Retirement” means the NEO terminates employment with Fulton after the NEO has achieved the earlier of: (i) age 60 with at least ten years of service to Fulton or any affiliate or (ii) age 62 with at least five years of service to Fulton or any affiliate.
•	“Without Cause” means any reason other than for Cause.

Voluntary Termination. In the event an NEO’s employment is voluntarily terminated by the NEO other than for Good Reason or Retirement, Fulton’s obligations are limited to the payment of the NEO’s earned but unpaid base salary, together with any applicable expense reimbursements and all earned but unpaid benefits and vested benefits (collectively, the “Accrued Obligations”). No other payments are required, and any unvested time-based restricted stock units and Performance Shares are forfeited by the NEO unless the voluntary termination is also a Retirement.

Termination for Good Reason or Without Cause. If an NEO terminates his or her employment for Good Reason or the NEO’s employment is terminated by Fulton Without Cause, other than in connection with a Change in Control then in addition to the Accrued Obligations, the NEO is entitled to receive the NEO’s base salary for a period of one year, plus any vested and unpaid cash bonus for the prior fiscal year plus a cash bonus for the fiscal year in which the termination date occurs at the target payout level, pro-rated to the date of termination, except that Mr. Myers is entitled to receive his base salary for two years (paid over two years). The NEO and his or her spouse and eligible dependents are permitted to participate in employee health and other benefit plans for which the NEO is eligible during this one-year period (or two years, in the case of Mr. Myers). If Fulton is unable to continue the NEO’s participation in any employee benefit plan, the NEO will be compensated in an amount equal to the cost Fulton would have incurred had the NEO been eligible to participate in the plan plus an amount equal to the applicable individual income taxes due on such amount. Unvested Performance Shares are forfeited.

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Termination for Cause. If an NEO’s employment is terminated for Cause, Fulton is not obligated to make any further payments to the NEO, other than the Accrued Obligations. Unvested time-based RSUs and Performance Shares are forfeited.

Retirement or Disability. In the event an NEO terminates his or her employment due to Retirement, the NEO is entitled to receive the Accrued Obligations, unvested time-based restricted stock units vest and Performance Shares remain outstanding and will vest based on achievement of the relevant performance goals.

In the event of a termination due to an NEO’s Disability, the NEO is entitled to receive an amount equal to at least six months’ base salary as in effect immediately prior to the date of the Disability. After this six-month salary continuation period, for as long as the NEO continues to be disabled, the NEO will continue to receive at least 60% of the NEO’s base salary until the earlier of the NEO’s death or December 31 of the calendar year in which the NEO attains age 65 (the first $15,000 per month of this benefit is paid under our long-term disability policy generally applicable to all benefits-eligible employees, and the remainder is paid by Fulton). The NEO will also receive those benefits customarily provided by Fulton to disabled former employees through the earlier of December 31 of the year the NEO turns 65 and the NEO’s death including, but not limited to, life, medical, health and accident insurance. In addition, upon a termination of an NEO’s employment due to Disability, unvested RSUs automatically vest and unvested Performance Shares vest either on an accelerated basis, subject to the HR Committee’s determination of the extent to which the performance goals have been met, or vest subject to the achievement of the relevant performance goals.

Death. In the event certain NEOs die while actively employed by Fulton, such NEO’s estate or beneficiaries are eligible for a payment from Fulton (in addition to the Accrued Obligations) equal to two times the NEO’s base salary (plus an amount equal to applicable individual income taxes due on such amounts) pursuant to individual death benefit agreements between Fulton and that NEO. In addition, under the terms of their respective death benefit agreements, Mr. Myers and Messes. Chivinski and Snyder would each receive a reduced, post-retirement death benefit of $5,000. The other NEOs are not eligible for any post-retirement death benefit. Further, in the event of the death of an NEO, unvested RSUs automatically vest and unvested Performance Shares vest either on an accelerated basis, subject to the HR Committee’s determination of the extent to which the performance goals have been met, or vest subject to the achievement of the relevant performance goals.

Change in Control – NEOs other than Mr. Myers. If, during the period beginning 90 days before a Change in Control and ending two years after such Change in Control, an NEO is terminated by Fulton Without Cause or an NEO resigns for Good Reason, Fulton is required to pay the NEO (in addition to the Accrued Obligations) a lump sum payment equal to two times the sum of the NEO’s: (i) annual base salary immediately before the Change in Control and (ii) the highest annual cash bonus or other cash incentive compensation awarded to the NEO over the prior three years. The NEO is also entitled to receive: (i) an amount equal to that portion of the 401(k) Plan or DCP contributions for the NEO which did not vest plus an amount equal to the applicable individual income taxes due on such amount, (ii) an amount equal to two years of Fulton retirement plan contributions to each tax qualified or nonqualified retirement plan in which the NEO was a participant immediately prior to the NEO’s termination or resignation, (iii) payment of up to $10,000 for outplacement services and (iv) continuation of other employee welfare benefits for a period of two years.

Change in Control – Mr. Myers. With respect to Mr. Myers, if during the period beginning 90 days before a Change in Control and ending two years after such Change in Control, Mr. Myers is terminated by Fulton Without Cause or he resigns for Good Reason, Fulton is required to pay Mr. Myers a lump sum payment equal to three times the sum of Mr. Myers’: (i) annual base salary immediately before the Change in Control and (ii) the average annual cash bonus or other cash incentive compensation awarded to Mr. Myers over the past three years. Mr. Myers is also entitled to receive: (i) an amount equal to that portion of the 401(k) Plan or DCP contributions for Mr. Myers which did not vest plus an amount equal to applicable individual income taxes due on such amount,

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(ii) an amount equal to two years of Fulton retirement plan contributions to each tax qualified or nonqualified retirement plan in which Mr. Myers was a participant immediately prior to Mr. Myers’ termination or resignation, (iii) payment of up to $10,000 for outplacement services and (iv) continuation of other employee welfare benefits for a period of two years.

The NEOs are not entitled to receive continuation of other executive perquisites, but, the NEOs have the ability to purchase, at book value, any employer-provided automobile used by the NEO at the time of his or her termination.

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2024 Neo Change in Control and Termination Table

Potential Payments as of December 31, 2024
NEO	Voluntary Termination or Termination for Cause	Termination Without Cause or for Good Reason – Not in Connection With a Change in Control(4)	Termination Without Cause or for Good Reason – in Connection With a Change in Control(5)	Termination Due to Retirement(6)	Termination Due to Disability(7)	Termination Due to Death(8)
Curtis J. Myers
Cash ($)	-	3,642,308	2,747,907	-	3,438,548	1,840,000
Equity ($)(1)	-	490,182	4,081,008	-	4,081,008	4,081,008
Pension/NQDC Contributions ($)(2)	-	-	129,140	-	-	-
Perquisites and Benefits ($)(3)	-	30,975	40,975	-	124,006	30,975
Tax Reimbursement ($)	-	-	-	-	-	1,177,868
TOTAL ($)	-	4,163,465	6,999,031	-	7,643,562	7,129,851

Richard S. Kraemer
Cash ($)	-	935,000	1,243,957	-	2,982,603	1,100,000
Equity ($)(1)	-	759,738	759,738	-	759,738	759,738
Pension/NQDC Contributions ($)(2)	-	-	-	-	-	-
Perquisites and Benefits ($)(3)	-	19,808	49,615	-	357,542	39,615
Tax Reimbursement ($)	-	-	-	-	-	704,160
TOTAL ($)	-	1,714,546	2,053,310	-	4,099,883	2,603,513

Angela M. Snyder
Cash ($)	-	935,000	1,554,938	-	878,904	1,100,000
Equity ($)(1)	-	229,385	2,082,433	2,082,433	2,082,433	2,082,433
Pension/NQDC Contributions ($)(2)	-	-	72,896	-	-
Perquisites and Benefits ($)(3)	-	15,488	40,975	-	62,353	30,975
Tax Reimbursement ($)	-	-	-	-	-	704,160
TOTAL ($)	-	1,179,873	3,751,242	2,082,433	3,023,690	3,917,568

Meg R. Mueller
Cash ($)	-	649,935	1,534,255		517,807	866,580
Equity ($)(1)	-	135,525	1,369,912	1,369,912	1,369,912	1,369,912
Pension/NQDC Contributions ($)(2)	-	-	34,500	-
Perquisites and Benefits ($)(3)	-	19,808	49,615	-	74,591	39,615
Tax Reimbursement ($)	-	-	-	-		554,737
TOTAL ($)	-	805,268	2,988,283	1,369,912	1,962,311	2,830,845

2025 Proxy Statement | 61 | Fulton Financial Corporation

Potential Payments as of December 31, 2024
NEO	Voluntary Termination or Termination for Cause	Termination Without Cause or for Good Reason – Not in Connection With a Change in Control(4)	Termination Without Cause or for Good Reason – in Connection With a Change in Control(5)	Termination Due to Retirement(6)	Termination Due to Disability(7)	Termination Due to Death(8)
Beth Ann L. Chivinski
Cash ($)	-	844,257	1,660,896	-	278,767	1,000,000
Equity ($)(1)	-	178,880	1,306,921	1,306,921	1,306,921	1,306,921
Pension/NQDC Contributions ($)(2)	-	-	59,820	-	-	-
Perquisites and Benefits ($)(3)	-	12,576	35,152	-	3,015	25,152
Tax Reimbursement ($)	-	-	-	-	-	640,146
TOTAL ($)	-	1,035,713	3,062,789	1,306,921	1,588,703	2,972,218

Karthik K. Sridharan
Cash ($)	-	675,000	1,110,760	-	1,078,521	900,000
Equity ($)(1)	-	440,772	708,523	-	708,523	708,523
Pension/NQDC Contributions ($)(2)	-		18,346	-		-
Perquisites and Benefits ($)(3)	-	7,391	24,782	-	70,093	14,782
Tax Reimbursement ($)	-	-	-	-	-	576,131
TOTAL ($)	-	1,123,163	1,862,411	-	1,857,136	2,199,435
(1)	The amounts listed under Equity in this table consists of unvested: (i) Performance Shares and (ii) RSUs, in each case, valued based on the closing price of Fulton’s common stock on December 31, 2024, accelerated for certain events as appropriate. For purposes of the value associated with Performance Shares, performance at the target level was assumed.
(2)	For those employees that participate, the amounts listed under Pension/NQDC Contributions represent the aggregate dollar value of Fulton’s contributions to the 401(k) Plan, the DCP and other retirement benefits for the NEO over the applicable period.
(3)	Perquisites and Benefits include, as applicable: (i) $10,000 for outplacement services in the event of a Change In Control termination and (ii) the estimated value of health and other benefit expenses during the severance period. In the case of Disability, the number represents the estimated value of health and other benefit expenses through age 65. In the case of Death, the amount represents the estimated value of health and other benefits expenses for 24 months.
(4)	The cash amount listed for each NEO includes a severance payment based on the NEO’s 2024 base salary, assume no discretionary bonus paid to the NEOs and assume a payment to the NEOs equal to their target 2024 VCP Awards.
(5)	The cash amounts listed are a multiple of 2024 base salary as of December 31, 2024 and the highest VCP Awards paid for the past three years, except for Mr. Myers it is the average annual VCP Award paid for the past three years and, for Mr. Kraemer, it is the 2024 VCP Award at target. The cash payment amounts to Messrs. Myers, Kraemer and Sridharan and Ms. Snyder, Ms. Mueller and Ms. Chivinski have been reduced in the table by $1,968,809, $626,043, $89,240, $325,913, $0 and $0, respectively, to limit a payment required to avoid a federal excise tax imposition under Section 4999 of the Tax Code.
(6)	Performance Shares awarded in 2022, 2023 and 2024 provide that the continuous service requirement is waived if an NEO terminates employment when the NEO is Retirement eligible, and performance continues to be measured and the shares may vest based on the original vesting schedule according to the performance level actually achieved. The amounts reported in the “Equity” row assume the target level of performance for the 2022, 2023 and 2024 Performance Shares. As of December 31, 2024, only Ms. Snyder, Ms. Mueller and Ms. Chivinski were Retirement eligible. Unvested RSUs automatically vest in full upon termination of employment due to Retirement.
(7)	The cash amount represents six months at full base salary followed by 60% of base salary through age 65 (less $15,000 per month paid by our long-term disability insurer). Following such six-month period, the NEO receives an additional amount, equal to the lesser of 60% of their monthly salary and $15,000 per month, on the same terms as all other benefit-eligible employees, and such amount is not included in the table. For so long as the NEO continues to be disabled, the NEO will continue to receive at least 60% of the NEO’s base salary until the earlier of the NEO’s death or December 31 of the calendar year in which the NEO attains age 65. In the event an NEO terminates employment due to Disability, unvested RSUs automatically vest and unvested Performance Shares vest either on an accelerated basis, subject to the HR Committee’s determination of the extent to which the performance goals have been met, or vest subject to the achievement of the relevant performance goals.
(8)	In the event of a termination of employment as a result of an NEO’s death, the NEO’s dependents, beneficiaries or estate, as the case may be, receive such survivor’s income and other benefits as they may be entitled to under the terms of Fulton’s benefit programs, including the life insurance benefit of two times base salary amount plus a tax reimbursement due as a result of the payment under the “Death Benefits” described on page 46. In addition, unvested RSUs automatically vest and unvested Performance Shares vest either on an accelerated basis, subject to the HR Committee’s determination of the extent to which the performance goals have been met, or vest subject to the achievement of the relevant performance goals.

2025 Proxy Statement | 62 | Fulton Financial Corporation

2024 Pay Versus Performance Disclosure

Pay Versus Performance Disclosure

Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, Fulton is providing the following information about the relationship between executive compensation actually paid (“CAP”) to Fulton’s principal executive officer (“PEO”) and non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of Fulton. The HR Committee does not utilize CAP as the basis for making compensation decisions. Please see the CD&A with respect to additional information with respect to our compensation philosophy and how we align executive compensation with our performance.

Pay Versus Performance Table
Year(1) (a)	Summary Compensation Table Total for PEO(2) (b)	Compensation Actually Paid to PEO(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(2) (d)	Average Compensation Actually Paid to Non-PEO NEOs(3) (e)	Value of Initial Fixed $100 Investment Based on:(4)		Net Income (GAAP)(6) (h)	Company Selected Metric: Adjusted EPS(7) (i)
					TSR (f)	Peer Group TSR(5) (g)
2024	$3,337,831	$4,335,378	$1,178,658	$1,073,637	$134.46	$111.09	$289	$1.68
2023	$2,309,440	$2,862,798	$999,817	$1,196,969	$111.42	$95.17	$284	$1.70
2022	$4,923,557	$5,537,243	$1,541,616	$1,675,245	$109.15	$102.00	$287	$1.76
2021	$4,207,894	$5,365,077	$1,395,455	$1,745,204	$106.37	$125.45	$275	$1.62
2020	$3,084,495	$2,225,418	$1,082,224	$821,870	$76.52	$88.19	$178	$1.08
(1)	Mr. Myers served as the PEO for the entirety of 2024 and 2023. Mr. Wenger served as the PEO for the entirety of 2022, 2021 and 2020. Our Non-PEO NEOs for the applicable years were as follows:
•	2024: Mark R. McCollom, Beth Ann L. Chivinski, Richard S. Kraemer, Angela M. Snyder, Karthik K. Sridharan and Meg R. Mueller;
•	2023: Mark R. McCollom, Angela M. Snyder, Meg R. Mueller and Beth Ann L. Chivinski;
•	2022: Mark R. McCollom, Curtis J. Myers, Natasha Luddington and Angela M. Snyder;
•	2021: Curtis J. Myers, Mark R. McCollom, Angela M. Snyder and Meg R. Mueller; and
•	2020: Mark R. McCollom, Curtis J. Myers, Angela M. Snyder and Beth Ann L. Chivinski.
(2)	Amounts reported in these columns represent: (i) the total compensation reported in the SCT for the applicable year for the PEO and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs.
(3)	Amounts reported in these columns represent CAP. Adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments for the applicable PEO and for the average of the Non-PEO NEOs is set forth in the following table.
(4)	TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K.
(5)	Peer Group total shareholder return (“Peer Group TSR”) represents the Nasdaq Bank Index, which is used by Fulton for purposes of compliance with Item 201(e) of Regulation S-K.
(6)	Amounts in millions.
(7)	Adjusted EPS is a Fulton selected measure. Values shown reflect EPS as calculated for purposes of our executive compensation program for the applicable reporting year as set forth in detail under “Non-GAAP Reconciliations” in Annex A to this Proxy Statement. No adjustments to EPS were made for 2021 and 2020.

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	2024		2023		2022		2021		2020
	PEO Myers	Average Non-PEO NEOs	PEO Myers	Average Non-PEO NEOs	PEO Wenger	Average Non-PEO NEOs	PEO Wenger	Average Non-PEO NEOs	PEO Wenger	Average Non-PEO NEOs
Summary Compensation Table Total	$3,337,831	$1,178,658	$2,309,440	$999,817	$4,923,557	$1,541,616	$4,207,894	$1,395,455	$3,084,495	$1,082,224
Less Stock Award Value & Option Award Value Reported in SCT for the Covered Year	$1,329,526	$441,951	$954,757	$379,503	$2,076,061	$462,213	$1,305,528	$395,464	$1,292,385	$393,958
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	$1,432,754	$375,360	$1,616,090	$642,375	$2,517,933	$552,934	$1,335,263	$404,470	$1,423,841	$434,250
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	$789,392	$177,116	$191,243	$111,252	$233,715	$57,715	$944,182	$285,212	($901,359)	($267,705)
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	-	$80,075	-	-	-	-	-	-	-	-
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	$104,927	$27,582	($299,218)	($176,972)	($61,901)	($14,807)	$183,267	$55,530	($89,174)	($32,941)
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	-	$323,203	-	-	-	-	-	-	-	-

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	2024		2023		2022		2021		2020
	PEO Myers	Average Non-PEO NEOs	PEO Myers	Average Non-PEO NEOs	PEO Wenger	Average Non-PEO NEOs	PEO Wenger	Average Non-PEO NEOs	PEO Wenger	Average Non-PEO NEOs
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Prior to the Vesting Date Not Otherwise Reflected in Total Compensation for the Covered Year	-	-	-	-	-	-	-	-	-	-
Compensation Actually Paid	$4,335,378	$1,073,637	$2,862,798	$1,196,969	$5,537,243	$1,675,245	$5,365,077	$1,745,204	$2,225,418	$821,870

In the table above, the unvested equity values are computed in accordance with ASC Topic 718. For unvested awards subject to performance-based vesting conditions, the change in equity value is determined based on the probable outcome of such performance-based vesting conditions as of the last day of the covered year.

Performance Measures Used to Link Company Performance and CAP

The following is a list of performance measures that represent the most important performance measures used by Fulton to link 2024 CAP to the NEOs to performance:

•	TSR;
•	Adjusted EPS;
•	Adjusted ROE; and
•	Adjusted Operating Expenses/Average Assets.

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Pay Versus Performance Charts

Relationship between CAP and TSR. The graph below illustrates the relationship between Fulton’s TSR and the Peer Group TSR as well as the relationship between TSR and CAP for the PEO and average Non-PEO NEOs.

Relationship between CAP and Net Income. The graph below illustrates the relationship between Fulton’s Net Income and CAP for the PEO and average Non-PEO NEOs.

Relationship between CAP and Adjusted EPS. The graph below illustrates the relationship between Fulton’s Adjusted EPS and CAP for the PEO and average Non-PEO NEOs.

2025 Proxy Statement | 66 | Fulton Financial Corporation

PROPOSAL 3

Ratification of Independent Auditor

Proposal

Fulton’s Audit Committee selected KPMG to continue as Fulton’s independent auditor for the fiscal year ending December 31, 2025. Although shareholder approval of the selection of KPMG is not required by our organizational documents, the Board believes that it is advisable to allow our shareholders an opportunity to ratify this selection as it is consistent with sound corporate governance practices.

If Fulton’s shareholders do not approve this proposal at the Annual Meeting, then the Audit Committee may consider the appointment of another independent auditor, but it is not required to do so.

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of KPMG as Fulton’s independent auditor for the fiscal year ending December 31, 2025.

Vote Required

The affirmative vote of a majority of the shares for which votes are cast on the proposal at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted “FOR” this proposal.

2025 Proxy Statement | 67 | Fulton Financial Corporation

Relationship with Independent Public Accountants

Independent Auditor

On February 18, 2025, Fulton’s Audit Committee approved the appointment of KPMG for the fiscal year ended December 31, 2024. The Audit Committee carefully considered KPMG’s qualifications and the services requiring independence. The Audit Committee determined that such services did not impair the independence of KPMG.

Fees

For the years ended December 31, 2024 and December 31, 2023, Fulton engaged KPMG, independent registered public accountants, to audit Fulton’s financial statements. KPMG has served as Fulton’s independent auditor since 2002. The fees incurred for services rendered by KPMG for the years ended December 31, 2024 and 2023 are summarized in the following table:

Services and Fees	2024	2023
Audit Fees – Annual Audit and Quarterly Reviews(1)	$3,480,000	$2,275,000
Audit Fees – Issuance of Comfort Letters and Consents	225,000	70,000
Audit Fees – Statutory Audit	62,800	61,000
Audit Fees Subtotal	3,767,800	2,406,000
Audit-Related Fees – Attestation	450,000	154,000
Tax Fees	66,500	63,000
All Other Fees	-	-
TOTAL	$4,284,300	$2,623,000
(1)	Amounts are based upon the audit engagement letter and additional fees paid. We do not anticipate final billings to differ significantly from the amounts presented above.

Audit Fees. Fees related to the integrated audit of Fulton’s annual financial statements for the years ended December 31, 2024 and 2023, and for the reviews of the financial statements included in Fulton’s quarterly reports on Form 10-Q and 10-K for 2024 and 2023.

Audit-Related Fees. Audit related fees for 2024 and 2023 relate to attestation engagements.

Tax Fees. Tax fees were paid for tax services relating to federal and state tax matters.

All Other Fees. There were no other fees for 2024 or 2023.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approved all fees paid to KPMG in 2024 and 2023. The Audit Committee pre-approves all auditing and permitted non-auditing services, including the fees and terms thereof, to be performed by KPMG, subject to de minimis exceptions for non-auditing services permitted by the Exchange Act. The Audit Committee recommended to the Board that the financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024.

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Audit Committee Report

The Audit Committee reviewed and discussed with management Fulton’s audited financial statements as of, and for the year ended, December 31, 2024.

The Audit Committee discussed with representatives of KPMG, Fulton’s independent auditor, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee received, reviewed and discussed with KPMG the written disclosures and the letter from the independent auditor required by applicable PCAOB requirements regarding the independent auditor’s communications.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Fulton for 2024 be included in Fulton’s Annual Report on Form 10-K for the year ended December 31, 2024.

Denise L. Devine, Chair
Antoinette M. Pergolin, Vice Chair
James R. Moxley III
Ronald H. Spair

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MEETING AND OTHER INFORMATION

Date, Time and Place of the Annual Meeting

The Annual Meeting will be held Monday, May 20, 2025, at 10:00 a.m. eastern time at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603. To vote at the Annual Meeting, please go to www.proxyvote.com.

Registered and beneficial shareholders may choose to attend the Annual Meeting in person. Each person attending the Annual Meeting must bring his or her proof of ownership and a valid photo identification.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the SEC, except for shareholders who have requested otherwise, we have generally mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions for either: (i) accessing our proxy materials, including the Notice of Annual Meeting of Shareholders (the “Notice”) and Proxy Statement, the 2024 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2024 (collectively, the “Proxy Materials”), at the website address referred to in the Notice of Internet Availability or (ii) requesting printed copies of the Proxy Materials by mail or electronically. If you would like to receive a paper or electronic copy of our Proxy Materials for this Annual Meeting or for future meetings, you should follow the instructions for requesting such materials included in the Notice.

The Board provided the Notice and is making the Proxy Materials available to you in connection with the Annual Meeting. As a shareholder of record on the Record Date, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

Information Contained in Proxy Statement

The information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.

Shareholders Eligible to Vote and Attend the Annual Meeting

Only those shareholders of record at the close of business on the Record Date will be entitled to receive notice of, attend and vote at the Annual Meeting.

Attendance at the Annual Meeting will be limited to shareholders of record at the close of business on the Record Date.

Shares Eligible to be Voted

At the close of business on the Record Date, Fulton had 182,199,918 shares of common stock outstanding and entitled to vote.

Vote Required

The vote required for each proposal presented at the Annual Meeting and the effect of uninstructed shares and abstentions on each proposal is as follows:

Proposal		Vote Requirement	Effect of Abstentions	Effect of Broker Non-Votes	You May Vote
1.	Election of Directors	Highest number of votes cast	No effect	No effect	For or Withhold
2.	Advisory vote on executive compensation	Majority of the votes cast	No effect	No effect	For, Against or Abstain
3.	Ratification of independent auditor	Majority of the votes cast	No effect	No effect	For, Against or Abstain

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Quorum Requirement

The holders of a majority of Fulton’s outstanding shares of common stock must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and broker non-votes (i.e., proxies from banks, brokers or other nominees) will be counted as being present for purposes of determining a quorum. Proxies returned without voting instructions will not be counted for purposes of determining a quorum.

A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders except for: (i) the election of directors, in which the director nominees receiving the highest number of votes “for” will be elected or (ii) in cases where the vote of a greater number of shares is required by law or under Fulton’s Articles of Incorporation or Bylaws. Each share is entitled to one vote on all matters submitted to a vote of the shareholders.

Broker Non-Votes

If a broker indicates on the proxy card that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal 3. All of the matters on which shareholders will be asked to vote on at the Annual Meeting, with the exception of Proposal 3, are “non-routine” matters. Broker non-votes will not be counted as votes cast and will have no effect on the voting of non-routine matters.

How to Vote

There are several ways to vote your shares:

•	By mail. If you received printed Proxy Materials, you may submit your proxy card by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Proxy cards submitted by mail must be received no later than 11:59 p.m. eastern time on May 19, 2025 to be voted at the Annual Meeting;
•	By mobile device. Scan the QR code;
•	By telephone. Instructions are shown on your proxy card or Notice;
•	Via the Internet. Instructions are shown on your proxy card or Notice; and
•	At the Annual Meeting. You may vote your shares at the Annual Meeting by casting a ballot or voting online by following the instructions on the Proxy Materials sent to you.

If you are a beneficial owner of Fulton common stock, you should receive the Notice or voting instructions from your broker or other nominee holding your shares. In accordance with SEC rules, unless a shareholder elected to receive a paper copy of Fulton’s Proxy Materials, Fulton is furnishing Proxy Materials to Fulton’s shareholders via the Internet at www.proxyvote.com. Electronic delivery expedites the receipt of proxy materials, significantly lowers costs, and helps us conserve natural resources. If you hold shares in “street name” or “nominee name” with a bank or broker, then you should instruct your bank or broker how to vote your shares and follow the voting procedures required by your bank or broker to vote your shares.

If you submit a proxy card properly signed, dated and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by the Board.

Revoking or Changing Your Vote

The execution and return of the enclosed proxy card, or voting by another method, will not affect a shareholder’s right to attend, and vote at, the Annual Meeting. A shareholder may revoke his or her proxy before it is counted at the Annual Meeting by: (i) delivering written notice to the Corporate Secretary, (ii) sending a new proxy card before his or her shares are voted at the Annual Meeting or (iii) voting by another method before the deadline set forth on the proxy card. Unless revoked, any proxy given pursuant to this solicitation will be voted at the Annual Meeting in accordance with the shareholder’s written instructions.

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The Cost of the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies. Fulton is making this solicitation and will pay the cost of preparing, assembling, printing, mailing and distributing Proxy Materials and soliciting votes for the Annual Meeting. The solicitation of proxies or votes may be made in person, by mail, mobile device, telephone or by electronic communication by Fulton’s directors, officers and employees who will not receive any compensation for such solicitation activities. Fulton will reimburse brokers and other nominees for costs incurred by them in mailing Proxy Materials in accordance with applicable laws. Fulton has engaged Alliance Advisors to assist in the solicitation of proxies at a cost of approximately $8,000, plus reimbursement for reasonable out-of-pocket expenses.

How to Obtain Fulton’s Corporate Governance Information

Our corporate governance information is available on our website at www.fultonbank.com under the “Investor Relations” section. Our shareholders may also obtain written copies of our materials at no cost by writing to the Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604.

Sign Up for Electronic Delivery

If you would like to save paper and reduce the costs we incur in printing and mailing Proxy Materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and follow the instructions.

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COMPANY DOCUMENTS AND OTHER MATTERS

Shareholder Proposals

Shareholder proposals intended to be considered for inclusion in Fulton’s proxy statement for the 2026 Annual Meeting must be received by Fulton’s Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604 no later than December 2, 2025, 120 calendar days prior to the anniversary date that this Proxy Statement is released to shareholders in connection with the Annual Meeting, and must satisfy the other requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Shareholder proposals to be considered at the 2026 Annual Meeting but not included in our Proxy Materials must be received by our Corporate Secretary no later than February 16, 2026 to be considered timely.

Procedure for Shareholder Nominations

Our Bylaws permit shareholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting (but not for inclusion in our proxy statement), a nominating shareholder must provide the information required by our Bylaws and give timely notice of the nomination to Fulton’s Corporate Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at the 2026 Annual Meeting, the notice must be received by Fulton’s Corporate Secretary no later than December 2, 2025, 120 days prior to the date that this Proxy Statement is released to shareholders in connection with the Annual Meeting, unless the date of the 2026 Annual Meeting is changed by more than 30 days from May 20, 2026, the one-year anniversary of Fulton’s Annual Meeting, in which case the proposal must be received a reasonable time before Fulton begins to print and send our Proxy Materials.

In addition, SEC Rule 14a-19 requires inclusion on our proxy card of all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the first anniversary of the preceding year’s annual meeting. For the proxy card relating to the 2026 Annual Meeting, notice must be received by Fulton’s Corporate Secretary of a shareholder’s intent to solicit proxies and the names of their nominees no later than March 21, 2026 for the 2026 Annual Meeting. Such notice must comply with the requirements set forth in our Bylaws and the additional requirements of Rule 14a-19(b).

Annual Report

A copy of our Annual Report, including the financial statements and schedules, is available without charge to shareholders on our website at www.fultonbank.com in the “Investor Relations” section, from the website www.proxyvote.com, from the SEC at its website at www.sec.gov and upon written request addressed to the Corporate Secretary: Fulton Financial Corporation, Attention Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability with respect to two or more shareholders sharing the same address by delivering a single annual report, proxy statement, and Notice of Internet Availability addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Only one Proxy Statement is being delivered to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. If you are eligible for householding and wish to receive one copy for all eligible shareholders in your household, or if you are receiving multiple copies of this Proxy Statement and wish to receive only one, then you may make a written request to the Corporate Secretary: Fulton Financial Corporation, Attention Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604 or call 717-291-2411.

2025 Proxy Statement | 73 | Fulton Financial Corporation

Other Matters

The Board knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with his or her best judgment.

2025 Proxy Statement | 74 | Fulton Financial Corporation

Annex A

Non-Gaap Reconciliations

Fulton uses certain financial measures in this Proxy Statement that have been derived from methods other than GAAP to provide meaningful supplemental information regarding its operational performance and to enhance the overall understanding of such financial performance. The non-GAAP measures used herein include Adjusted EPS, Adjusted ROE, Adjusted Operating Expense/Average Assets, Adjusted Efficiency Ratio and Adjusted Non-performing Assets to Total Assets.

Fulton has presented these non-GAAP financial measures because Fulton’s management believes that these measures provide useful and comparative information to assess trends in Fulton’s results of operations. Presentation of these non-GAAP financial measures is consistent with how Fulton evaluates its performance internally, and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate Fulton’s results. Shareholders should recognize that Fulton’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies, and that these non-GAAP financial measures should not be considered a substitute for GAAP-basis measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure are set forth below:

	2024	2023	2022
Adjusted net income available to common shareholders
Net income available to common shareholders	$278,495,000	$274,032,000	$276,733,000
Less: Other revenue	(419,000)	-	-
Plus: Loss on securities restructuring	20,282,000	-	-
Plus: Acquisition-related and merger-related expenses	37,635,000	-	10,328,000
Plus: Current Expected Credit Losses day 1 provision expense(1)	-	-	7,954,000
Plus: Interest rate derivative transition valuation(2)	-	1,855,000	-
Plus: Federal Deposit Insurance Corporation (“FDIC”) special assessment	940,000	6,494,000	-
Less: Gain on sale-leaseback transaction	(20,266,000)	-	-
Plus: FultonFirst implementation and asset disposals	32,038,000	3,197,000	-
Less: Tax impact of adjustments	(14,744,100)	(2,424,660)	(3,839,220)
Less: Republic First Bank transaction impact	(50,455,000)	-	-
Less: Common stock issuance impact	(7,448,000)	-	-
Adjusted net income available to common shareholders (numerator)	$276,057,900	$283,153,340	$291,175,780
Weighted average shares (diluted)	177,223,000	166,769,000	165,472,000
Less: Impact of common stock issuance	(12,673,000)	-	-
Adjusted weighted average shares (diluted) (denominator)	164,550,000	166,769,000	165,472,000
Adjusted net income available to common shareholders, per share (diluted)	$1.678	$1.698	$1.760
(1)	Initial provision for credit losses required on non-purchased credit deteriorated loans acquired in the acquisition by the Company of Prudential Bancorp effective as of July 1, 2022.
(2)	Resulting from the reference rate transition from the London Inter-Bank Offered Rate to the Secured Overnight Financing Rate in the Company’s commercial customer interest rate swap program.

2025 Proxy Statement | 75 | Fulton Financial Corporation

2024
Adjusted return on common shareholders’ equity
Net income available to common shareholders	$278,495,000
Less: Other revenue	(419,000)
Plus: Loss on securities restructuring	20,282,000
Plus: Acquisition-related expenses	37,635,000
Plus: FDIC special assessment	940,000
Less: Gain on sale-leaseback transaction	(20,266,000)
Plus: FultonFirst implementation and asset disposals	32,038,000
Less: Tax impact of adjustments	(14,744,100)
Less: Republic First Bank transaction impact	(50,455,000)
Less: Common stock issuance impact	(7,448,000)
Adjusted net income available to common shareholders (numerator)	$276,057,900
Average shareholders’ equity	$3,025,642,000
Less: Average preferred stock	(192,878,000)
Less: Republic First Bank transaction impact	(35,833,000)
Less: Common stock issuance impact	(186,584,000)
Average common shareholders’ equity (denominator)	$2,610,347,000
Adjusted return on common shareholders’ equity	10.576%
2024
Adjusted operating expense/average assets
Total non-interest expense	$819,791,000
Less: FDIC special assessment	(940,000)
Less: Gain on sale-leaseback transaction	20,266,000
Less: FultonFirst implementation and asset disposals	(32,038,000)
Less: Republic First Bank transaction impact	(109,586,000)
Less: Common stock issuance impact	-
Adjusted total non-interest expense (numerator)	$697,493,000
Average assets	$30,473,130,000
Less: Republic First Bank transaction impact	(2,562,893,000)
Less: Common stock issuance impact	(181,914,150)
Adjusted average assets (denominator)	$27,728,322,850
Adjusted operating expense/average assets	2.515%

2025 Proxy Statement | 76 | Fulton Financial Corporation

2024
Adjusted efficiency ratio
Total non-interest expense	$819,791,000
Less: FDIC special assessment	(940,000)
Less: Gain on sale-leaseback transaction	20,266,000
Less: FultonFirst implementation and asset disposals	(32,038,000)
Less: Republic First Bank transaction impact	(109,586,000)
Less: Common stock issuance impact	-
Adjusted total non-interest expense (numerator)	$697,493,000
Net interest income	$960,325,000
Tax equivalent adjustment	17,915,000
Plus: Total non-interest income	275,731,000
Less: Other revenue	(1,805,000)
Less: Gain on acquisition, net of tax	(36,996,000)
Plus: Investment securities losses, net	20,283,000
Less: Republic First Bank transaction impact	(127,191,000)
Adjusted total revenue (denominator)	$1,108,262,000
Adjusted efficiency ratio	62.936%
2024
Adjusted non-performing assets to total assets
Total non-performing assets	$220,074,580
Less: Republic First Bank transaction impact	(21,102,914)
Adjusted total non-performing assets (numerator)	$198,971,666
Total Assets	$32,071,810,000
Less: Republic First Bank transaction impact	(4,616,682,000)
Less: Common stock issuance impact	(272,623,554)
Adjusted total assets (denominator)	$27,182,504,446
Adjusted non-performing assets to total assets	0.732%

2025 Proxy Statement | 77 | Fulton Financial Corporation

ATTN: STOCK TRANSFER DEPARTMENT

P.O. BOX 4887

ONE PENN SQUARE

LANCASTER, PA 17604

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on May 19, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on May 19, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V61709-P22578	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FULTON FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR the
following proposals:

1.	Election of Directors
	Nominees:		For	Withhold
	1a.	Jennifer Craighead Carey	☐	☐
	1b.	Lisa Crutchfield	☐	☐
	1c.	Denise L. Devine	☐	☐
	1d.	George K. Martin	☐	☐
	1e.	James R. Moxley III	☐	☐
	1f.	Curtis J. Myers	☐	☐
	1g.	Antoinette M. Pergolin	☐	☐
	1h.	Michael F. Shirk	☐	☐
	1i.	Scott A. Snyder	☐	☐
	1j.	Ronald H. Spair	☐	☐
	1k.	E. Philip Wenger	☐	☐

		For	Against	Abstain
2.	A non-binding advisory proposal to approve the compensation of Fulton Financial Corporation's ("Fulton") named executive officers.	☐	☐	☐

3.	The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2025.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give your full title. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Meeting Time, Date and Location

The meeting will be held at 10:00 a.m. Eastern Time on Tuesday, May 20, 2025 at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:
The Notice and Combined Document (Proxy Statement and Annual Report on Form 10-K)
is available at www.proxyvote.com.

V61710-P22578

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FULTON FINANCIAL CORPORATION

This proxy appoints Steven R. Horst, Matthew Jozwiak and Mark A. Crowe, or any one of them acting in the absence of the other proxies, with full power of substitution, to represent and vote, as designated on the reverse side, all of the Fulton common stock: (i) held of record by the signer on March 3, 2025 and (ii) which the signer is otherwise entitled to vote, and, in their discretion, to vote upon such other business as may be properly brought before the Annual Meeting of Shareholders to be held on Tuesday, May 20, 2025, at 10:00 a.m. Eastern Time (the “Annual Meeting”) or any adjournment thereof.

This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the election of each of the director nominees, FOR the executive compensation proposal and FOR the ratification of the appointment of KPMG LLP.

Please use the Internet or touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 19, 2025.